Exhibit 99.1
infoUSA 401(k) PLAN
(Restated January 1, 2007)

TABLE OF CONENTS

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ARTICLE I
THE PLAN, DEFINITIONS AND CONSTRUCTION
     Section 1.01. The Plan. Effective January 1, 1993, infoUSA, Inc. (the “Company”) adopted a 401(k) profit-sharing plan to benefit certain of its employees by facilitating the accumulation of funds for their retirement. The Plan was most recently restated effective December 31, 2002.
     The Company hereby amends and restates the Plan to incorporate various Plan amendments since the last date of Plan restatement and to include provisions intended to qualify the Plan as an Employee Stock Ownership Plan within the meaning of ERISA and the Code. This restatement of the Plan is effective February 1, 2005, except for those provisions which explicitly state otherwise.
     This introduction and the following Articles, as amended from time to time, comprise the restated Plan.
     Section 1.02. Definitions.
     ”Account” means the record of each Participant’s interest in the Trust Fund, divided into the following subaccounts.
Elective Contribution Account
Matching Contribution Account
Employer Contribution Account
Rollover Account
     ”Administrator” means the Company or individual(s) designated in Article VIII who shall control and manage the operation and administration of the Plan as the named fiduciary.
     ”Acquisition Loan” means a loan or other extension of credit used by the Trustee to finance the acquisition of Company Stock or to repay and finance, to the extent permitted by law, a prior Acquisition Loan.
     ”Break in Service” means a computation period during which a Participant does not complete at least 500 Hours of Service. The computation periods for measuring breaks in service shall be the same as for measuring Years of Service.
     ”Code” means the Internal Revenue Code of 1986, as amended from time to time, and as interpreted by applicable regulations and rulings.
     ”Company” means infoUSA, Inc., the sponsoring employer, and any successor which adopts the Plan. The board of directors of the Company, or such board members authorized by the board of directors from time to time, shall act on behalf of the Company for purposes of the Plan. In addition to the board of directors of the Company, the officers of the Company, as authorized by the board of directors from time to time, shall act on behalf of the Company for purposes of the Plan.
     ”Company Stock” means the common stock of the Company and which satisfies the definition of “employer securities” under Code Section 409(l).
     ”Compensation” means:
     (i) In General. Except as otherwise provided, Compensation shall mean an employee’s wages from the Employer, which are required to be reported on the employee’s IRS Form W-2 for income tax withholding purposes (or such other amount as required to be reported under Code Sections 6041(d), 6051(a)(3) and 6052 as referenced in Treasury Regulation Section 1.415-2(d)(11)(i)).
     (ii) Inclusion of Elective Contributions. “Compensation” includes contributions made by the Employer on behalf of the employee that are not includable in income under a cafeteria plan (pursuant to Code Section 125), a Code Section 401(k) arrangement (pursuant to Code Section 402(a)(8)), a simplified employee pension (pursuant to Code Section 402(h)), a qualified transportation fringe benefit (pursuant to Code Section 132(f)(4)) or a tax-sheltered annuity or account (pursuant to Code Section 403(b)) and compensation deferred under an eligible deferred compensation plan of a state or local government or tax-exempt organization within the meaning of Code Section 457(b) and employee contributions under governmental plans described in Code Section 414(h)(2).
     (iii) Additional Rules.
     (A) Annual Compensation Limit. The annual Compensation of each Participant in any Plan Year shall not exceed the annual compensation limit pursuant to Code Section 401(a)(17). The “annual Compensation limit” is $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.
     (B) Received While a Plan Participant. For purposes of contributions pursuant to Article III and Sections 5.04 and 5.05 (ADP and ACP testing), the Administrator may uniformly limit the period for which Compensation shall be taken into consideration to the portion of the Plan Year in which the employee was a Participant in the Plan.

     (C) Compensation Used for Testing Purposes. With respect to Section 5.04 (Actual Deferral Percentage Test) and 5.05 (Actual Contribution Percentage Test), Compensation shall mean compensation as determined under Code Section 414(s).
     ”Effective Date” means January 1, 1993, the date as of which the Plan first applies to the Company. The effective date of this restatement is February 1, 2005.
     ”Elective Contributions” means Employer contributions made to the Plan on a pretax basis that were subject to a cash deferred election pursuant to Sections 3.02 and 3.03.
     ”Employer” means the Company, or any other entity which, consistent with authorization by the Company, has adopted the Plan and any successor thereto. By its adoption of this Plan, an Employer shall be deemed to appoint the Company, the Administrator and the Trustee its exclusive agents to exercise on its behalf all of the power and authority conferred by this Plan upon the Employer. The authority of the Company, the Administrator and the Trustee to act as such agent shall continue until this Plan is terminated as to the adopting Employer and the relevant Trust Fund assets have been distributed by the Trustee.
     In no event shall a self-employed individual or owner-employee (within the meaning of Code Section 401(c)) be considered an “employer” eligible to adopt the provisions of the Plan.
     For each Plan Year, the Plan shall deem an individual an employee of the Employer who employs the individual on the last day of the Plan Year or the last day during the Plan Year for which the individual accrues an Hour of Service.
     The board of directors of the Employer, or such board members authorized by the board of directors from time to time, shall act on behalf of the Employer for purposes of the Plan. In addition to the board of directors of the Employer, the officers of the Employer, as authorized by the board of directors, from time to time, may act on behalf of the Employer for purposes of the Plan.
     ”Employment” means an individual’s employment with the Employer. In the event an employee is transferred between participating Employers, such employee shall not be deemed to have terminated his Employment.
     ”ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     ”Financed Shares” means Company Stock acquired by the Plan with the proceeds of an Acquisition Loan.
     ”Forfeiture” means the portion, if any, of a Participant’s Account which, pursuant to Article VI, the Participant is not entitled to receive following the earlier of a distribution upon his termination of Employment or the date he incurs five consecutive one-year Breaks in Service. Forfeitures shall also mean any portion of a Participant’s Account which the Participant is not entitled to receive.
     ”Hour of Service” means
     (i) Each hour for which an employee is paid or entitled to payment for the performance of service for the Employer;
     (ii) Each hour for which an employee is paid or entitled to payment by the Employer without the performance of service (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (pursuant to this paragraph (ii), no more than 501 Hours of Service will be credited for any single continuous period—whether or not such period occurs in a single Plan Year or other computation period—and 29 C.F.R. Section 2530.200b-2 and 3 shall govern the determination of an individual’s Hours of Service); and
     (iii) Each hour for which back pay, regardless of any mitigation of damages, is either awarded or agreed to by the Employer.
     The same Hours of Service will not be credited pursuant to paragraph (i) or (ii), as the case may be, and paragraph (iii).
     If the Employer does not maintain records of Hours of Service with respect to an employee but maintains records and compensates the employee in relation to other periods of service, that employee shall accrue the following number of Hours of Service for the following units of time to which his Compensation relates:

Units of Time	Hours of Service
Day	10 hours
Week	45 hours
Semimonthly	95 hours
Monthly	190 hours
     Solely to avoid a Break in Service, an employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such employee but for such absence. An absence from work for maternity or paternity reasons means an absence due to (A) the pregnancy of the employee, (B) the birth of a child of the employee, (C) the placement of a child with the employee for adoption by the employee or (D) the caring for such child immediately after birth or placement. The Plan shall credit Hours of Service pursuant to this paragraph first to the Plan Year in which the absence begins to the extent necessary to prevent a Break in Service in that Plan Year, then to the Plan Year following the Plan Year in which the absence begins. No more than 501 hours will be credited under this paragraph. If the hours which would have been credited but for an absence due to maternity or paternity reasons cannot be determined, the Plan shall credit eight Hours of Service for each day of the absence. The Plan shall not award Hours of Service pursuant to this paragraph unless the employee involved provides the Administrator such information as the Administrator reasonably requires to establish the purpose of the absence as consistent with this paragraph and to establish the number of days in the absence.
     The Plan shall credit an Hour of Service to the Plan Year or other computation period to which a payment agreement or award relates rather than the year or period in which the payment, agreement or award occurs. Hours of Service shall be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member, any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and as a Leased Employee, except as provided in Section 1.02(o).
     “Income” means the net gain or loss of the Trust Fund from investments, including, but not limited to, interest, dividends, rents, profits, realized and unrealized gains and losses and expenses of the Plan or Trust Fund paid from the Trust Fund. To determine the Income of the Trust Fund for any period, the Trustee shall value the Trust Fund on the basis of its assets’ fair market value.
     “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
     “Leased Employee” means any person (other than an employee of the Employer) who, pursuant to an agreement between the Employer and any other person (the “leasing organization”), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, if such services are performed under the primary direction or control of the Employer for Plan Years beginning on and after January 1, 1997.
     In no event shall a Leased Employee be considered an employee of the Employer if: (i) the Leased Employee is covered by a money purchase pension plan providing a nonintegrated employer contribution rate of at least 10% of Compensation as defined in Section 5.01(c) (including amounts contributed pursuant to a salary reduction agreement under Code Sections 125, 402(a)(8), 402(h) or 403(b)), immediate participation and full and immediate vesting and (ii) the Leased Employees equal no more than 20% of the Employer’s nonhighly compensated employees.

     “Normal Retirement Age” means the day on which a Participant’s 65th birthday falls.
     “Participant” means any individual who has satisfied the eligibility and participation requirements of the Plan as provided in Article II. Where appropriate, the term “Participant” also includes former Participants who are no longer eligible to participate under the provisions of Article II or beneficiaries of a deceased Participant or an alternate payee, as defined in Code Section 414(p)(8), for whom an Account exists which has not been distributed or forfeited in total.
     “Plan” means the infoUSA 401(k) Plan, as stated herein and as amended from time to time.
     “Plan Year” means the period on which the records of the Plan are kept. Effective January 1, 2003, the Plan Year shall be the period commencing on January 1 and ending on the following December 31. Effective prior to December 31, 2002, the Plan Year shall be the period commencing on December 31 and ending on the following December 30. December 31, 2002 shall constitute a short Plan Year.
     “Total and Permanent Disability” means the mental or physical inability of a Participant to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or to last for a continuous period of at least twelve (12) months. The Employer may require proof, to its satisfaction, of such impairment, including the certificate of a medical examiner satisfactory to the Administrator certifying such inability and certifying such condition is likely to be permanent.
     “Trust Fund” means the assets of the Plan held in trust by a Trustee and/or the assets of the Plan which consist of insurance contracts or policies issued by an insurance company.
     “Trustee” means the person(s) or entity holding the assets of the Plan in trust or, in the case of a Trust Fund consisting solely of insurance contracts, the insurer. The use of the term Trustee to refer to the insurer is not intended to indicate that the insurer is a trustee within the meaning of state or federal statutory or common law, but merely for convenience of reference in the Plan.
     “Valuation Date” means the last day of the Plan Year and each business day of the Plan Year or such other dates as the Administrator determines for the purpose of valuing the Trust Fund pursuant to Article IV.
     “Year of Service” means a Plan Year during which an employee completes at least 1,000 Hours of Service.
     Section 1.03. Construction. Except to the extent preempted by ERISA, the laws of the State of Nebraska, as amended from time to time, shall govern the construction and application of the Plan. Words used in the masculine gender shall include the feminine and words in the singular shall include the plural, as appropriate. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall refer to the entire Plan, not to a particular section. Any mention of “Articles,” “sections” and subdivisions thereof, unless stated specifically to the contrary, refers to Articles, sections or subdivisions thereof in the Plan. All references to statutory sections shall include the section so identified, as amended from time to time, or any other statute of similar import. If any provisions of the Code or ERISA render any provision of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.
ARTICLE II
ELIGIBILITY AND PARTICIPATION
     Section 2.01. Eligible Class of Employees. An employee eligible to participate in the Plan is any employee of an Employer who is reported on the payroll records as a common law employee, regardless of any subsequent reclassification and who is not a member of a collective bargaining unit in relation to which retirement benefits were a subject of good faith bargaining with the Employer unless such collective bargaining agreement provides for coverage of such employee under this Plan.
     Section 2.02. Conditions of Eligibility.
     (a) General Rule. Effective June 1, 2006, an employee who is eligible to participate in the Plan, as defined in Section 2.01 above, shall participate in the Plan as of the commencement date described in Section 2.03 below after he has attained age 21 and completed the required eligibility service. “Eligibility service” for purposes of Elective Contributions under Section 3.02, matching contributions under Section 3.04 and Employer contributions under Section 3.05 shall be the 30 consecutive day period commencing on the date an employee first performs an Hour of Service.
     Prior to June 1, 2006, an employee who was eligible to participate in the Plan, as defined in Section 2.01 above, participated in the Plan as of the commencement date described in Section 2.03 below after he had attained age 21 and completed six months of eligibility service. “Eligibility service” was the six consecutive month period commencing on the date an employee first performed an Hour of Service.
     (b) Service Recognition. For purposes of determining eligibility service, the Administrator shall recognize service with the following entities: infoUSA Marketing, Walter Karl, Inc., Database America Co., Inc., Donnelley Marketing, Inc., Contact Influential America, idExec, Inc., Polk Directories, American Church Lists, Inc., Business Credit USA.com, Inc., C.D. Rom Technologies, Inc., Marketing Data Systems, Inc., Hill Donnelly Corp., Click Action Inc., DoubleClick Inc. and any other entities designated by the Company from time to time.
     Section 2.03. Commencement of Participation. Effective June 1, 2006, an employee who meets the eligibility requirements of Sections 2.01 and 2.02 shall commence participation in the Plan on the first day of the month coincident with or immediately following the date the employee satisfies such eligibility requirements. Prior to June 1, 2006, an employee who met the eligibility requirements of Sections 2.01 and 2.02 commenced participation in the Plan on the earlier of the first day of the Plan Year or the first day of the month in the Plan Year coincident with or immediately following the date the employee satisfied such eligibility requirements.
     Section 2.04. Termination of Participation. On the date a Participant’s Employment terminates or, if earlier, the date he no longer is a member of the eligible class of employees pursuant to Section 2.01, the Participant shall be deemed a former Participant. Status as a former Participant shall continue until the date the Plan has satisfied all liabilities with respect to the former Participant.
     Section 2.05. Reemployment.
     (a) Prior to a Break in Service. If a Participant terminates Employment and subsequently resumes Employment prior to his incurring a Break in Service, the rehired employee shall immediately participate in the Plan.
     (b) After a Break in Service. If a Participant terminates Employment with vested rights in his Account and subsequently resumes Employment after incurring a Break in Service, the rehired employee shall immediately participate in the Plan.
     If a Participant terminates Employment with no vested rights in his Account and resumes Employment before incurring a period of Breaks in Service equaling or exceeding the greater of (i) five consecutive years or (ii) the number of Years of Service he completed prior to the Break in Service, the rehired employee shall immediately participate in the Plan.
     If a Participant terminates Employment with no vested rights in his Account and subsequently resumes Employment after incurring a period of Breaks in Service equaling or exceeding the greater of (A) five consecutive years or (B) the number of Years of Service he completed prior to the Break in Service, the rehired employee shall be treated as a new employee for eligibility purposes and shall participate in the Plan pursuant to Sections 2.01, 2.02 and 2.03 above.
     For purposes of this Section 2.05(b), the number of Years of Service the Participant completed prior to the Break in Service shall not include any Years of Service disregarded pursuant to this Section 2.05(b) by reason of prior Breaks in Service.
ARTICLE III
CONTRIBUTIONS AND ALLOCATIONS
     Section 3.01. Contribution and Allocation Restrictions. All contributions and allocations provided for in this Article III are subject to the limitations and restrictions set forth in Article V.

     Section 3.02. Elective Contributions.
     (a) Amount. For each Plan Year, a Participant may direct the Employer to make “Elective Contributions” on his behalf directly to the Trust Fund. The Employer shall make Elective Contributions on behalf of a Participant in lieu of the Employer’s payment of an equal amount to the Participant as direct remuneration for the Plan Year, provided the Participant elects to defer such amounts prior to the date such amounts become currently available to the Participant. Such amounts may be contributed to the Plan only if such amounts would have been received by the Participant, but for the Participant’s election, on or before two and one-half months following the end of the Plan Year. A Participant’s Elective Contributions may not exceed the lesser of (i) 100% of the Participant’s Compensation for a Plan Year or (ii) for each calendar year, the $11,000 limit of Code Section 402(g) as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate and as in effect for such calendar year. Provided, however, the limitations under this Section 3.02(a) shall not apply to amounts contributed pursuant to Section 3.03 of the Plan and Section 4.14(v) of the Code.
     (b) Allocation. As soon as administratively practicable, the Administrator shall allocate the Elective Contributions to the Elective Contribution Accounts of the Participants for whom such contributions were made.
     (c) Enrollment. Participants may enroll to make Elective Contributions effective as of the first day of any Plan Year or as of the first day of the month of any Plan Year (or such other date or dates as the Employer may establish).
     (d) Discontinue Elective Contributions. Unless otherwise authorized pursuant to rules prescribed by the Administrator, a Participant may entirely discontinue his Elective Contributions effective as of the first day of any pay period by filing with the Administrator, within a reasonable time as determined by the Administrator prior to the effective date, a revised written election directing the Employer to discontinue his Elective Contributions. A Participant who discontinues his Elective Contributions may not again enroll to make Elective Contributions until a subsequent first day of the month. The Participant’s subsequent enrollment will be effective only as of the dates provided and pursuant to the terms specified in paragraph (c) above.
     (e) Increase or Decrease in Elective Contributions. Unless otherwise authorized pursuant to rules prescribed by the Administrator, a Participant may increase or decrease the amount of his Elective Contributions effective as of the first day of the month by filing a revised written election with the Administrator within a reasonable time, as determined by the Administrator, prior to the effective date.
     (f) Return of Excess Elective Contributions. If a Participant notifies the Administrator in writing by the March 1 following the close of a calendar year, or by the April 15 following such March 1 the Employer designates on behalf of the Participant with respect to Elective Contributions under the Plan and any other plans of the Employer that the Participant has made excess Elective Contributions for that year, the Administrator shall distribute to the Participant the amount of the excess Elective

Contributions allocable to the Plan (plus or minus any Income or loss allocable thereto up to the close of the calendar year). Such distribution shall occur by the April 15 immediately following the close of the calendar year in which the excess Elective Contributions were contributed to the Plan. The amount of “excess Elective Contributions” for any calendar year shall equal (i) the sum of amounts contributed to the Plan as Elective Contributions on behalf of the Participant plus amounts deferred by the Participant pursuant to other arrangements described in Code Sections 401(k), 408(k) and 403(b) (the “total Elective Contributions”) minus (ii) the greater of the limit of Code Section 402(g), as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate from time to time. The Participant’s written notification must contain a statement to the effect that if such excess Elective Contributions were not distributed, the Participant’s total Elective Contributions would exceed the limit specified in Code Section 402(g) for the calendar year in which such Elective Contributions were made.
     Income allocable to excess Elective Contributions shall be determined (A) under any reasonable method used for allocating Income to all Participants’ Accounts as applied consistently to all Participants for the Plan Year or (B) by multiplying Income allocable to the Participant’s Account for the calendar year by a fraction the numerator of which is such Participant’s excess Elective Contributions for the year and the denominator of which is the Participant’s Account balance attributable to Elective Contributions as of the beginning of the calendar year plus the Participant’s Elective Contributions for the calendar year.
     To the extent required by applicable nondiscrimination regulations, any matching contribution relating to an excess Elective Contribution, which is distributed in accordance with this paragraph (f), shall be declared a Forfeiture as of the end of the Plan Year in which the excess Elective Contribution is distributed (even if the Participant is vested in such matching contributions) except to the extent that the matching contribution is an excess aggregate contribution which is distributed to a highly compensated employee in accordance with Section 5.05.
     Section 3.03. Catch-Up Contributions. All Participants who are eligible to make Elective Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.
     Section 3.04. Matching Contributions.
     (a) Qualifying Participants. Each Participant’s Account may be eligible for an allocation of the matching contribution, if any, made to the Trust Fund for the Plan Year provided the Participant directs the Employer to make Elective Contributions on his behalf. The Plan refers to Participants whose Accounts are entitled to an allocation pursuant to this section as “qualifying Participants.”
     (b) Amount. The Employer may contribute a “matching contribution” to the Trust Fund for each Plan Year. The amount of the matching contribution, if any, shall equal the amount or percentage of Compensation determined by the Company to match all or part of the Elective Contributions made for the payroll period by qualifying Participants.
     (c) Suspension, Reduction or Elimination of Matching Contributions. Notwithstanding any other provisions of the Plan, the Employer may act to suspend, reduce or eliminate matching contributions to be made by the Employer and may rescind such action at any time.
     (d) Election Not To Receive Match. Effective January 1, 2005, a Participant who is otherwise eligible to receive matching contributions in accordance with this Section 3.04 may elect, with the consent of the Administrator, not to receive matching contributions; provided, however, that such election will not cause the Plan to fail the coverage tests under Code Section 410(b) or the nondiscrimination test under Code Section 401(a)(4). A Participant’s election under this Section is irrevocable. However, the Administrator may revoke its consent to the election resulting in such Participant receiving matching contributions.
     Section 3.05. Employer Contributions.
     (a) Qualifying Participants. Each Participant’s Account may be eligible for an allocation of an Employer contribution, if any, made to the Trust Fund for the Plan Year, provided the Participant is employed by the Employer on the last day of the Plan Year or terminates Employment prior to the last day of the Plan Year because of death, Total and Permanent Disability or attainment of his Normal Retirement Age.
     The Plan refers to Participants whose Accounts are entitled to an allocation pursuant to this section as “qualifying Participants.”
     If as a result of the application of this subsection (a) the Plan would fail to satisfy Code Section 410(b)(1)(A) or (B) for the Plan Year, the Administrator shall also consider as qualifying Participants for the Plan Year the individuals described below and only to the extent necessary to satisfy Code Section 401(b)(1)(A) or (B): Participants who terminated Employment prior to the last day of the Plan Year after completing 501 or more Hours of Service beginning with Participants who completed the greatest number of Hours of Service in the Plan Year and continuing in order of Participants with the greatest number of Hours of Service down to 501 Hours of Service.
     (b) Amount. The Employer may contribute an Employer contribution to the Trust Fund for each Plan Year. The amount of the contribution, if any, for a Plan Year shall equal the amount determined by the Employer.

     (c) Allocation. As of the last day of each Plan Year, and following the allocation of Income pursuant to Article IV, the Administrator shall allocate the Employer contribution for the year among the Employer Contribution Accounts of qualifying Participants. The amount allocated on behalf of each qualifying Participant shall bear the same proportion to the total base contribution as the Participant’s total Compensation for the Plan Year bears to the total Compensation of all qualifying Participants for the Plan Year.
     Section 3.06. Allocation of Forfeitures. As of the last day of each Plan Year and following the allocation of Income pursuant to Article IV, the Administrator shall apply Forfeitures, if any, to restore forfeitures pursuant to Section 6.03(b) and to reduce Employer Contributions to the Plan.
     Section 3.07. Top-Heavy Contributions.
     (a) Required Contribution. For each Plan Year the Plan is top-heavy within the meaning of Section 5.03 below, the Employer shall contribute to the Trust Fund such amount if any, necessary for the allocation specified in paragraph (b) below.
     (b) Allocation.
     (i) Except as provided in paragraph (ii) below, and as of the last day of any Plan Year during which the Plan is top-heavy, the Employer contributions and Forfeitures for a Plan Year allocated on behalf of any Participant who is not a Key Employee, and who is employed by the Employer on the last day of such Plan Year (without regard to the number of Hours of Service he accumulated during such Plan Year), shall not be less than the top-heavy contribution. A “top-heavy contribution” is an Employer contribution (not including Elective Contributions) equaling (when combined with Employer contributions on behalf of such Participant to this and other defined contribution plans maintained by an Employer and qualified pursuant to Code Section 401(a)) the lesser of (A) 3% of the Participant’s compensation or (B) the same percentage of the Participant’s compensation for such year as the highest percentage of a Key Employee’s compensation that the allocation of Employer contributions and Forfeitures (including allocations of Elective Contributions and matching contributions) to that Key Employee’s Account totals for such year. Compensation for purposes of this Section shall mean “compensation” as defined in Section 5.01(c) below.
     (ii) The provision in paragraph (i) above shall not apply to any Participant who is covered under any other qualified plan(s) of the Employer and the minimum allocation or benefit requirement applicable to top-heavy plans is met in the other plan(s). Unless the Employer directs to the contrary, the top-heavy contribution on behalf of each Participant shall be made to the Plan prior to being made under another qualified plan sponsored by the Employer.
     (c) Matching Contributions. Notwithstanding Section (b)(i) above, the Plan may utilize matching contributions to satisfy a required top-heavy contribution.

     Section 3.08. Rollovers From Other Employee Benefit Plans. Any employee of the Employer who is a member of an eligible class of employees pursuant to Section 2.01 above and who (a) participated in another retirement plan and trust qualified pursuant to Code Sections 401(a) and 501(a) (“qualified plan”) or (b) is entitled to a benefit from the qualified retirement plan of a spouse or former spouse pursuant to qualified domestic relations order may deposit in the Trust Fund any portion of an eligible rollover distribution paid from another qualified plan in a direct rollover or which he received personally (either directly from such plan or as a rollover from an individual retirement account or annuity), provided that amounts not paid in a direct rollover must be deposited in the Plan within 60 days following receipt of such amounts. In addition, and in accordance with the above, the Plan will accept Participant rollover contributions and direct rollovers of an eligible rollover distribution from a qualified plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, any agency or instrumentality of a state or political subdivision of a state. The Plan will also accept a participant rollover from an individual retirement account described in Section 408(a) or (b) of the Code that is eligible to be rolled over and would otherwise be included in gross income. The Plan will not accept a rollover of employee after tax contributions. Before accepting such a rollover, the Administrator shall require such Participant’s consent and may require such documentation and information as it deems necessary. An employee who rolled over amounts pursuant to this Section, or on whose behalf such a rollover occurred, shall always remain 100% vested in such rolled over amounts and the Income thereon. Immediately upon receipt, the Administrator shall allocate amounts rolled over by, or on behalf of, a Participant to his Rollover Account.
     If an individual who rolled over amounts to the Trust Fund pursuant to this Section, or on whose behalf such a rollover occurred, does not otherwise qualify to become a Participant, he shall, nonetheless, constitute a Participant only in relation to such rolled over amounts and the Income thereon.
     Section 3.09. Participant After-Tax Contributions. The Plan neither requires nor permits Participants to make after-tax contributions to it or the Trust Fund.
     Section 3.10. Determination and Form of Contributions. The Employer shall determine the amount of any contribution made by it pursuant to this Plan. The Employer’s determination of such contribution shall bind all Participants, the Trustee and the Administrator. Such determination shall be final and conclusive and shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service or as a result of any subsequent adjustment of the Employer’s records.
     Employer contributions may be made in the form of cash, Company Stock or both.
     The Trustee shall have no right or duty to inquire into the amount of the Employer’s contribution or the method used in determining the amount of such contribution. The Trustee shall be accountable for only funds it actually receives.
     Section 3.11. Time of Payment of Contributions. The Employer shall pay its contribution for each of its fiscal years to the Trustee within the time prescribed by law,

including extensions, for the filing of the Employer’s federal income tax return for such year or within such other period as provided in Code Section 404(a)(6). The Employer shall pay Elective Contributions to the Trustee as of the earliest date the Employer can reasonably segregate such contributions from its general assets but not later than the fifteenth day of the month immediately following the month in which such amounts would otherwise have been payable to the Participant.
     The following paragraph applies effective January 1, 2006. Elective Contributions must be made after the deferral election is made and after the Participant’s performance of service with respect to which the contributions are made (or when the cash or other taxable benefit would be currently available, if earlier). Notwithstanding the foregoing, the timing of contributions will not be treated as failing to satisfy the requirements of this Section merely because contributions for a pay period are occasionally made before the services with respect to that pay period are performed, provided the contributions are made early in order to accommodate bona fide administrative considerations and are not paid early with a principal purpose of accelerating deductions. Matching contributions may not be contributed to the Plan before the cash or deferred election is made or before the Participant’s performance of services with respect to which the Elective Contributions are made (or when the cash that is subject to the cash or deferred elections would be currently available, if earlier). An Employer contribution is not a matching contribution made on account of an Elective Contribution if it is contributed before the Elective Contribution. Notwithstanding the foregoing, the timing of contributions will not be treated as failing to satisfy the requirements of this Plan: (i) merely because contributions are occasionally made before the employees’ performance of services with respect to which the Elective Contributions are made (or when the cash that is subject to the cash or deferred elections would be currently available, if earlier) in order to accommodate bona fide administrative considerations and are not paid early with a principal purpose of accelerating deductions, or (ii) because of a forfeiture that is allocated as a matching contribution or an allocation of shares from an Acquisition Loan suspense account made in accordance with Treas. Reg. 1.401(m)-1(a)(iii)(B).
     Section 3.12. Return of Contributions. The Trustee shall return Employer contributions made to the Plan in the following circumstances:
     (a) The Employer and the Plan hereby condition all Employer contributions to the Plan upon the Employer obtaining a deduction pursuant to Code Section 404(a) in an equal amount for the Employer’s taxable year ending with or within the Plan Year for which the contribution is made. If all or any portion of the Employer’s contribution is not deductible for such year pursuant to Code Section 404(a), the Trustee shall return the nondeductible amount to the Employer, without earnings, but reduced by any losses attributable thereto, within one year of the disallowance of the deduction by the Internal Revenue Service.
     (b) The Trustee, at the direction of the Employer, shall return to the Employer, without earnings, but reduced by any losses attributable thereto, any contribution made due to a mistake of fact, provided the Administrator determines that such mistake existed at the time of the contribution. The Trustee may only return a contribution pursuant to this subsection (b) within 12 months of the date the contribution was made.
     (c) The Employer and the Plan condition all Employer contributions to this Plan upon the initial qualification of the Plan pursuant to Code Section 401(a). Within one year after the date the Internal Revenue Service determines that the Plan fails to qualify pursuant to Code Section 401(a), and provided that the Plan’s application for determination to the Internal Revenue Service is made within the time prescribed by law, the Trustee shall return to the Employer the entire assets of the Plan attributable to all amounts contributed during the time the Plan failed to qualify.
     The Employer shall return Elective Contributions and amounts rolled over into the Plan, if any, and Income thereon to the Participant if such contributions are returned to the Employer pursuant to this Section.
ARTICLE IV
VALUATION
     Section 4.01. Allocation of Income to Accounts. The Administrator shall value a Participant’s Account as of each Valuation Date in accordance with the income accounting applicable to each investment fund, security or other investment vehicle in which the assets of the Account are invested and adjust the Account to reflect applicable expenses and all other transactions since the preceding Valuation Date.
     Section 4.02. Independent Appraiser. All valuations of Company Stock which are not readily tradable on an established securities market, with respect to activities carried on by the Plan, shall be made by an independent appraiser, within the meaning of Treasury regulations prescribed under Code Section 170(a)(1).
ARTICLE V
CONTRIBUTION, ALLOCATION AND
TOP-HEAVY RESTRICTIONS
     Section 5.01. Maximum Limits on Allocations. This Section 5.01 shall limit contributions and allocations made pursuant to Article III.
     (a) Annual Additional Limitation. Except to the extent permitted in Section 3.03, the annual addition to a Participant’s Account for any limitation year shall not exceed the lesser of 100% of the Compensation (within the meaning of Section 415(c)(3) of the Code) paid or made available to the Participant in such year or $40,000 (as adjusted under Code Section 415(d)).
     (b) Annual Addition Definition. “Annual addition” shall mean the sum allocated to a Participant’s Account for any year of contributions and amounts allocated to his benefit pursuant to all other defined contribution plans maintained by the Employer for the limitation year. Contributions allocated to any individual accounts which are part of a pension or annuity plan under Code Sections 415(l) and 419A(d)(2) shall be treated as annual additions to a defined contribution plan. Annual addition also includes Elective Contributions in excess of (i) the Code Section 402(g) (as adjusted annually for increases in the cost of living as specified by the Secretary of the Treasury or his delegate) that are not distributed by the April 15 following the close of the Plan Year, or (ii) the nondiscrimination tests recited in this Article V even if corrected through distribution after the close of the Plan Year. Income attributable to a Participant’s Elective Contributions, which are distributed pursuant to Section 5.01(e) below, shall be included as an annual addition unless also distributed pursuant to Section 5.01(e) below. The annual addition shall not include the allocation to a Participant’s Account of Income pursuant to Section 4.01. In the event that the proceeds of an Acquisition Loan are used to purchase Company Stock which is held in a suspense account, computation of annual additions pursuant to this Article V shall be made with respect to Company contributions used to repay the Acquisition Loan and not with respect to the amount of annual allocations from the suspense account.
     Forfeitures of Company Stock acquired solely with the proceeds of an Acquisition Loan and Company contributions that relate to interest payments on obligations of any Acquisition Loan shall not be considered an annual addition, provided no more than one-third of the Company’s contribution for the year is allocated to employees who are highly compensated as defined in Section 5.06.
     (c) Compensation Definition. “Compensation” for purposes of this Section 5.01, unless otherwise elected by the Administrator for a limitation year, shall mean an employee’s wages, salary, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income for the limitation year. “Compensation” includes, but is not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)). “Compensation” for purposes of this section shall also include a Participant’s Elective Contributions and any amount which is contributed or deferred by the Company at the election of the Participant and which is not includable in the gross income of the Participant by reason of Code Sections 125 and 132(f)(4).
     “Compensation” does not include the following:
     (i) Employer contributions to a plan of deferred compensation which are not includable in the employee’s gross income for the taxable year in which contributed, Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee or any distributions from a plan of deferred compensation;
     (ii) amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

     (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
     (iv) other amounts which received special tax benefits or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the employee).
     (d) Limitation Year Definition. The “limitation year” shall be the Plan Year.
     (e) Treatment of Excess Amounts. The Administrator shall reallocate the excess of a Participant’s annual addition over the limits stated above, provided such excess is not subject to refund or reversion pursuant to Article III, in accordance with subparagraph (i) below and any one of the other following subparagraphs:
     (i) To the extent the excess arises from the Participant’s Elective Contributions, such excess and, if the Administrator determines, Income attributable to such Elective Contributions, may be refunded to the Participant as soon as administratively feasible.
     (ii) The excess amount shall be reallocated to the Accounts of the Participants in the Plan who have not exceeded the limits stated above. If the reallocation causes the limits stated above to be exceeded with respect to each Participant for the limitation year, then these amounts shall be held unallocated in a suspense account and reallocated to Participants’ Accounts in the next (or succeeding, if necessary) limitation year before the allocation of any contributions.
     (iii) The excess amount shall be used to reduce the Employer contributions for the next (or succeeding, if necessary) limitation year for the Participant who incurred the excess amounts provided the Participant is covered by the Plan at the end of such limitation year. If the Participant is no longer covered by the Plan as of the end of the limitation year, the excess amounts shall be held unallocated in a suspense account and reallocated in the next limitation year to all remaining Participants in the Plan as a reduction of such Participants’ Employer contributions. Excess amounts may not be distributed to Participants or former Participants.
     (iv) The excess amount shall be held unallocated in a suspense account for the limitation year and reallocated in the next (or succeeding, if necessary) limitation year to all Participants in the Plan. The excess amount must be used to reduce Employer contributions for the next (and succeeding, if necessary) limitation years. Excess amounts may not be distributed to Participants or former Participants.

Any excess amount held in a suspense account shall not share in Income. If the Plan terminates before the allocation of such excess, the excess shall revert to the Employer, to the extent that it may not be allocated to any Participant’s Account.
     Section 5.02. Top-heavy Restrictions. Annually, as of each determination date, the Administrator shall apply the tests recited in Code Section 416 to determine if the Plan is top-heavy.
     (a) General Rule. Generally, the Plan will be “top-heavy” for any Plan Year, if, as of the determination date, the Plan’s accumulations in the Accounts of Key Employees exceed 60% of its accumulations in the Accounts of all Participants. To determine if the Plan is top-heavy, the Administrator shall (i) include in each Participant’s Account distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.
     (b) Determination Date. For the first Plan Year, the “determination date” is the last day of that Plan Year. For any other Plan Year, the “determination date” is the last day of the immediately preceding Plan Year.
     (c) Aggregating Plans. In determining whether the Plan is top-heavy, the Administrator shall aggregate the Plan with (i) each other plan of the Employer in which a Key Employee participated during the plan year containing the determination date or the four immediately preceding years (regardless of whether the plan has terminated) and (ii) each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410. The Administrator may, in making its determination, aggregate the Plan with one or more other plans of the Employer if such plans, as a group, would continue to meet the requirements of Code Sections 401(a)(4) and 410. In determining whether this Plan is top-heavy, the Administrator shall consider the present value of accrued benefits and the sum of account balances under all plans aggregated pursuant to Code Section 416.
     (d) Consequences. If the Plan is top-heavy for a year, the top-heavy contribution and allocation directions of Article III shall apply.
     Section 5.03. Actual Deferral Percentage Test.
     (a) Applying the Test. The actual deferral percentage (the “ADP”) for Participants who are highly compensated employees (“HCEs”) may not exceed the greater of:

     (i) 1.25 times the ADP for the immediately preceding Plan Year for all Participants who are not HCEs; or
     (ii) the lesser of (A) two times the ADP for the immediately preceding Plan Year of Participants who are not HCEs or (B) the ADP for the immediately preceding Plan Year of Participants who are not HCEs plus two percentage points.
     Notwithstanding the foregoing, when applying the test in Section 5.04(a), the Employer may elect to use the ADP for the Plan Year for which testing is performed for those Participants who are not HCEs; provided, however, that any such election can be made only as permitted through the adoption of an amendment to the Plan in accordance with Section 11.01 and as permitted by applicable Treasury Regulations.
     The Administrator shall determine the Participants’ deferral percentages consistent with Code Section 401(k)(3) and applicable Treasury Regulations, which the Plan incorporates by reference. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified nonelective contributions, if any, used in such test.
     (b) ADP Defined. For each Plan Year, the Administrator shall determine the “ADP” for the Participants who are HCEs and all other Participants as follows:
     (i) The ADP for a group of Participants shall equal the average of the ratios, calculated separately for each Participant in the group, of (A) the allocations of Elective Contributions and qualified nonelective contributions, not including Income, which the Administrator determines for a Plan Year to (B) the Participant’s Compensation for that Plan Year. The ADP of a Participant who makes no Elective Contributions is zero. Excess Elective Contributions attributable to Participants who are not HCEs are not taken into account for purposes of ADP testing; and
     (ii) The ADP for any Participant who is an HCE and eligible to have Elective Contributions allocated to his account pursuant to two or more plans or arrangements described in Code Section 401(k) and maintained by an Employer shall be determined as if all such contributions were made pursuant to a single arrangement.
     (c) Excess Contributions. If, for any Plan Year, the aggregate amount of contributions to the Accounts of Participants who are HCEs exceeds the maximum amount permitted in paragraph (a) above, the Administrator may distribute such excess amount plus or minus any Income or loss allocable to such excess amount to some or all of the Participants who are HCEs during the period beginning on the first day following the close of the Plan Year in which the excess contributions arose and ending on the date that is two and one-half months from the close of such Plan Year, and in all events shall distribute such Amount no later than the close of the following Plan Year.

     If the ADP test is not satisfied, the following procedure shall be applied to determine the amounts returned or recharacterized. First, the aggregate excess contributions for all HCEs as a group shall be determined by calculating the amount by which the Elective Contributions of the HCE with the highest actual deferral ratio (as defined in Code Section 401(k)) must be reduced until the actual deferral ratio for such HCE is reduced to the greater of (i) the actual deferral ratio that causes the ADP test to be satisfied or (ii) the actual deferral ratio of the HCE with the next highest actual deferral ratio. The calculation described in the preceding sentence shall be continued until the ADP test is satisfied. The aggregate excess contribution shall be equal to the sum of the amounts by which the HCE’s Elective Contributions must be reduced to cause the ADP test to be satisfied. Next, the HCE(s) with the largest dollar amount of Elective Contributions shall have an amount returned equal to the lesser of (A) the amount that will cause the dollar amount of such HCE(s)’ Elective Contributions to equal the dollar amount of Elective Contributions of the HCE(s) with the next lowest amount of Elective Contributions or (B) the amount of the aggregate excess contribution. HCEs who have contributed the same dollar amount of Elective Contributions shall have an equal dollar amount of Elective Contributions returned. This procedure shall be repeated until the aggregate excess contribution is exhausted. The amounts returned shall be reduced by any amounts previously returned. The amounts returned shall be adjusted to reflect any Income attributable to such contributions for the Plan Year.
     In the event that the Employer aggregates the Plan with any other plan(s) for coverage or nondiscrimination purposes under Code Sections 410(b) and 401(a)(4) the Employer must combine the 401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. Such aggregation shall apply to all participants regardless of their classification as an HCE or a non-HCE. Such aggregation shall not apply to, and is not permitted for, plans with different plan years or plans that do not use the same ADP testing method as described in this Section.
     Income allocable to excess contributions shall be determined (1) under any reasonable method used for allocating Income to all Participants’ Accounts as applied consistently to all Participants for the Plan Year or (2) by multiplying Income allocable to the Participant’s Elective Contributions (and qualified nonelective contributions) for the Plan Year by a fraction, the numerator of which equals the Participant’s excess contributions for the year and the denominator of which equals the Participant’s Account balance attributable to Elective Contributions (and qualified nonelective contributions) as of the beginning of the Plan Year plus the Participant’s Elective Contributions (and qualified nonelective contributions) for the Plan Year. The Plan may distribute excess contributions (and Income) without regard to consent otherwise required for Plan distributions.
     (d) Earnings on Refunds of Deferrals for Failed ADP Test. This subsection is effective January 1, 2006. Any refunds of excess contributions resulting from the failure of the ADP test shall be adjusted for income or loss up to the date of distribution. The income/loss allocable to excess contributions is equal to the sum of the allocable gain or loss for the Plan Year and, to the extent that such excess contributions would otherwise be credited with gain or loss for the gap period (i.e., the period after the close of the Plan

Year and prior to the distribution) if the total account were to be distributed, the allocable gain or loss during that period. The Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined on a date that is no more than seven days before the actual distribution. In addition, the Administrator may allocate income in any manner permitted under Treas. Reg. Section 1.401(k)-2(b)(2)(iv).
     Section 5.04. Actual Contribution Percentage Test.
     (a) Applying the Test. The actual contribution percentage (the “ACP”) for Participants who are highly compensated employees (“HCEs”) may not exceed the greater of:
     (i) 1.25 times the ACP for the immediately preceding Plan Year for all Participants who are not HCEs; or
     (ii) the lesser of (A) two times the ACP for the immediately preceding Plan Year of Participants who are not HCEs or (B) the ACP for the immediately preceding Plan Year of Participants who are not HCEs plus two percentage points.
     Notwithstanding the foregoing, when applying the test in this Section, the Employer may elect to use the ACP for the Plan Year for which testing is performed for those Participants who are not HCEs; provided, however, that any such election can be changed subsequently only as permitted by applicable Treasury Regulations.
     The Administrator shall determine the Participants’ contribution percentages consistent with Code Section 401(m)(3) and applicable Treasury regulations, which the Plan incorporates by reference. The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of qualified nonelective contributions and qualified matching contributions, if any, used in such test.
     (b) ACP Defined. For each Plan Year, the Administrator shall determine the “ACP” for the Participants who are HCEs and all other Participants as follows:
     (i) The “ACP” for a group of Participants shall equal the average of the ratios, calculated separately for each Participant in the group, of (A) the allocations of matching contributions (to the extent not taken into account for purposes of the ADP test) (not including Income) for a Plan Year to (B) the Participant’s Compensation for that Plan Year. Qualified nonelective contributions or qualified matching contributions, if any (to the extent not taken into account for purposes of the ADP test), may be taken into account for purposes of calculating the ACP for Participants.

     (ii) The “ACP” for any highly compensated Participant who is an HCE and eligible to have matching contributions, if any, allocated to his account pursuant to two or more plans or arrangements described in Code Section 401(m) and maintained by an Employer shall be determined as if all such matching were made pursuant to a single arrangement.
     (c) Excess Aggregate Contributions. The Administrator shall determine the portion of such excess aggregate contributions attributable to some or all of the Participants who are HCEs on the basis of the amount of contributions made on behalf of, or by, each such HCE to the Plan for the Plan Year, and shall do so by attributing such excess aggregate contributions to Participants who are HCEs in order of the dollar amount of contributions made by or on behalf of such HCEs to the Plan for the Plan Year, beginning with the highest dollar amount of contributions, until the total amount of excess aggregate contributions is attributed.
     The Administrator shall distribute the vested portion of such excess amount to each affected Participant plus or minus any Income or loss allocable to the vested portion of such excess amount during the period beginning on the first day following the close of the Plan Year in which the excess contributions arose and ending on the date that is two and one half months from the close of the Plan Year and, in no event, later than the close of the following Plan Year. The nonvested portion of such excess amount, plus or minus any Income or loss allocable to such nonvested portion, shall be forfeited from each affected Participant’s Matching Contribution Account as of the last day of the Plan Year in which the vested portion of such excess amount is distributed. The Administrator shall calculate any excess pursuant to this paragraph after determining the amount of excess elective deferrals pursuant to Article III and the amount of contributions in excess of the ADP test.
     Income allocable to excess aggregate contributions shall be determined (i) under any reasonable method used for allocating Income to all Participants’ Accounts as applied consistently to all Participants for the Plan Year or (ii) by multiplying Income allocated to the Participant’s matching contributions for the Plan Year by a fraction the numerator of which equals the Participant’s excess aggregate contributions for the year and the denominator of which equals the Participant’s Account balance attributable to matching contributions (and qualified matching contributions, if any) as of the beginning of the Plan Year and qualified matching contributions, if any, for the Plan Year. The Plan may distribute excess aggregate contributions (and Income) without regard to consent otherwise required for Plan distributions.
     (d) Disproportionate Matching Contributions Used in ACP Test. This subsection is effective January 1, 2006. All or part of a nonhighly compensated employee’s matching contributions may be taken into account in meeting the ACP test only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. Section 1.401(m)-2(a)(5)(ii). Such contributions shall be treated as disproportionate to the extent such contributions exceed the greatest of: (1) 5% of compensation; (2) the employee’s Elective Contributions for a year; and (3) the product of 2 times the Plan’s representative matching rate and the employee’s Elective Contributions for a year.
     (i) Representative Matching Rate. For purposes of this Section, the Plan’s representative matching rate is the lowest matching rate for any eligible nonhighly compensated employee among a group of nonhighly compensated employees that consists of half of all eligible nonhighly compensated employees in the Plan for the Plan Year who make Elective Contributions for the Plan Year (or, if greater, the lowest matching rate for all eligible nonhighly compensated employees in the Plan who are employed by the employer on the last day of the Plan Year and who make Elective Contributions for the Plan Year).
     (ii) Matching Rate. For purposes of this Section, the matching rate for an employee generally is the matching contributions made for such employee divided by the employee’s Elective Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions for an employee, the employee’s matching rate is determined assuming that an employee’s Elective Contributions are equal to 6 percent of Compensation.
     (e) Earnings on Refunds of Excess Aggregate Contributions for Failed ACP Test. This subsection is effective January 1, 2006. Any refunds of excess aggregate contributions resulting from the failure of the ACP test shall be adjusted for income or loss up to the date of distribution. The income/loss allocable to excess aggregate contributions is equal to the sum of the allocable gain or loss for the Plan Year and, to the extent that the excess aggregate contributions would otherwise be credited with gain or loss for the gap period (i.e., the period after the close of the Plan Year and prior to the distribution) if the total account were to be distributed, the allocable gain or loss during that period. The Administrator may use any reasonable method for computing the income allocable to excess aggregate contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess aggregate contributions merely because the income allocable to excess aggregate contributions is determined on a date that is no more than seven days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under Treas. Reg. Section 1.401(m)-2(b)(2)(iv).
     Section 5.05. Qualified Nonelective Contributions and Qualified Matching Contributions. Pursuant to Treasury Regulations and in lieu of distributing excess contributions or excess aggregate contributions, the Employer may elect to make qualified nonelective contributions or qualified matching contributions to the Plan on behalf of Participants.
     (a) Qualified Nonelective Contributions. “Qualified nonelective contributions” means contributions (other than matching contributions) made by the Employer and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and

that are distributable only in accordance with the distribution provisions applicable to Elective Contributions, all as pursuant to Code Sections 401(k)(2)(B) and (C). The Administrator shall allocate qualified nonelective contributions to the Participants’ Elective Contribution Accounts in a manner that does not discriminate in favor of highly compensated employees.
     (b) Qualified Matching Contributions. “Qualified matching contributions” means matching contributions made by the Employer that are nonforfeitable when made and that are distributable only in accordance with the distribution provisions applicable to Elective Contributions. The Administrator shall allocate qualified matching contributions in a uniform, nondiscriminatory manner to the Participants’ Elective Contribution Accounts.
     (c) Disproportionate QNECs Used in ADP Test. This subsection is effective January 1, 2006. All or part of a nonhighly compensated employee’s qualified nonelective contributions may be taken into account in meeting the ADP test only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. Section 1.401(k)-2(a)(6). A qualified nonelective contribution shall be treated as disproportionate to the extent such contributions exceed the product of Compensation and the greater of: (i) 5%, or (ii) two times the Plan’s representative contribution rate. Any qualified nonelective contribution taken into account under the ACP test (including the determination of the representative contribution rate), is not permitted to be taken into account for purposes of this Section (including the determination of the representative contribution rate).
     (i) Representative Contribution Rate. For purposes of this Section, the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible nonhighly compensated employee among a group of eligible nonhighly compensated employees that consists of half of all eligible nonhighly compensated employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible nonhighly compensated employee in the group of all eligible nonhighly compensated employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year).
     (ii) Applicable Contribution Rate. For purposes of this Section, the applicable contribution rate for an eligible Nonhighly Compensated Employee is the sum of such employee’s qualified matching contributions taken into account in determining such employee’s actual deferral percentage rate for the Plan Year and Qualified Nonelective Contributions made for the Nonhighly Compensated Employee during the Plan Year, divided by the eligible Nonhighly Compensated Employee’s compensation for the same period.
     (iii) Qualified Matching Contributions. Qualified matching contributions satisfy this Section only to the extent that such qualified matching contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Treas. Reg. Section 1.401(m)-2(a)(5)(ii).

     (d) Disproportionate QNECs Used in ACP Test. This subsection is effective January 1, 2006. All or part of a nonhighly compensated employee’s qualified nonelective contributions may be taken into account in meeting the ACP test only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. Section 1.401(m)-2(a)(6). A qualified nonelective contribution shall be treated as disproportionate to the extent such contributions exceed the product of compensation and the greater of: (i) 5%, or (ii) two times the Plan’s representative contribution rate. Any qualified nonelective contribution taken into account in the ADP test (including the determination of the representative contribution rate) is not permitted to be taken into account for purposes of this Section (including the determination of the representative contribution rate for purposes of this Section).
     (i) Representative Contribution Rate. For purposes of this Section, the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible nonhighly compensated employee among a group of eligible nonhighly compensated employees that consists of half of all eligible nonhighly compensated employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible nonhighly compensated employee in the group of all eligible nonhighly compensated employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year).
     (ii) Applicable Contribution Rate. For purposes of this Section, the applicable contribution rate for an eligible nonhighly compensated employee is the sum of such employee’s matching contributions taken into account in determining such employee’s actual contribution percentage rate for the Plan Year and qualified nonelective contributions made for the nonhighly compensated employee during the Plan Year, divided by the eligible nonhighly compensated employee’s compensation for the same period.
     Section 5.06. Highly Compensated Employee. For purposes of this Article V, HCE shall have the meaning required by Code Section 414(q) and applicable Treasury Regulations. An employee of an Employer shall be an HCE based on the following rules:
     (a) In General. For a Plan Year, HCE means any employee of an Employer who:
     (i) was a 5% owner of an Employer at any time during the Plan Year or the preceding Plan Year; or
     (ii) for the preceding Plan Year:
     (A) received Compensation from an Employer in excess of $80,000 (within the meaning of Code Section 415(c)(3) and as adjusted by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d)); and
     (B) was in the top-paid group of the Employer’s employees for such preceding Plan Year.

     (b)5% Owner. An employee of an Employer shall be treated as a 5% owner for any Plan Year if at any time during such Plan Year the employee was a 5% owner (as defined in Code Section 416(i)(1)) of the Employer.
     (c)Top-paid Group. An employee is in the top-paid group of the Employer’s employees for any Plan Year if such employee is in the group consisting of the top 20% of the Employer’s employees when ranked on the basis of Compensation paid during such Plan Year. The group of top-paid employees shall be determined without regard to the employees described in Code Section 414(q)(5) ..
     (d)Former Employees. A former employee of an Employer shall be treated as an HCE if that individual was:
     (i)an HCE of the Employer when such individual separated from service with the Employer; or
     (ii)an HCE of the Employer at any time after attaining age 55.
     (e)The Employer shall use the calendar year to determine whether an employee is an HCE in the look-back year (as defined in Treasury Regulations under Code Section 414(q)) calculation. The calendar year used will be the calendar year ending with or within the determination year (as defined in the regulations under Section 414(q) of the Code). The determination year shall be the months (if any) in the current Plan Year which follow the end of the calendar look-back year.
     Section 5.07. Owner-Employees. Contributions on behalf of Participants who are owner-employees within the meaning of Code Section 401(c) will be made only with respect to the earned income of such owner-employee that is derived from the trade or business with respect to which the Plan is established.
     Section 5.08. Suspension of Contributions. Notwithstanding any provision of the Plan to the contrary, the Administrator may suspend Participant Elective Contributions and/or Employer contributions (including matching contributions) to the Plan at any time if the Administrator determines that such contributions may be in excess of any limitation set forth in the Plan or imposed by law. Such limitations include, but are not limited to, the annual addition limitation of Code Section 415(c), the elective deferral dollar limitation of Code Section 402(g), the actual deferral limitation of Code Section 401(k)(3), the actual contribution limitation of Code Section 401(m)(2) or the Participant’s attainment of the annual Compensation limit described in the definition of “Compensation.”
     Section 5.09. Change from Current Year to Prior Year Testing. This Section is effective January 1, 2006. If the Company elects current year testing in accordance with Sections 5.03(a) and 5.04(a), the Company may subsequently elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Company maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii). The foregoing rules shall apply separately to the ADP and ACP tests.
     Section 5.10. Highly Compensated Employee in More Than One Plan. This Section is effective January 1, 2006. If an HCE participates in two or more cash or deferred arrangements of the same Employer, all Elective Contributions and other contributions made during the Plan Year under all such arrangements (regardless of the plan year of the other plans) shall be aggregated in determining the actual deferral rate and actual contribution rate in the Plan in accordance with applicable Treasury Regulations.
     Section 5.11. Additional Nondiscrimination Testing Rules. This Section is effective January 1, 2006.
     (a) Plan Coverage Change. If the Plan uses the prior year testing method for either the ADP or ACP test and is involved in a plan coverage change as defined in Treas. Reg. Section 1.401(k)-2(c)(4) and/or 1.401(m)-2(c)(4), then any adjustments to the nonhighly compensated employees’ prior year percentages will be made in accordance with such regulations.
     (b) Contributions Used to Satisfy the ADP/ACP Tests. The Administrator may use any Employer and/or employee contribution to meet the requirements of the ADP and ACP tests to the extent permitted by applicable Treasury Regulations.
     (c) Correction Methods. The Administrator may use any correction method to correct excess contributions and/or excess aggregate contributions as permitted by applicable Treasury Regulations. If the Administrator uses the recharacterization method to correct, the Administrator may only treat excess contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as a voluntary after-tax contribution if the Plan uses the same testing methods (current year/prior year). Amounts may not be recharacterized by an HCE to the extent that such amount in combination with other voluntary after-tax contributions made by that Participant would exceed any stated limit under the Plan or voluntary after-tax contributions.
     (d) Plans Using Differing Testing Methods. The Plan may use differing testing methods (i.e., current year /prior year) for the ADP and ACP tests. For example, the Plan may use the prior year testing method for the ADP test and the current year testing method for its ACP test for a Plan Year. If the Plan uses differing methods, the Plan may not use Elective Contributions in the ACP test and may not use qualified matching contributions in the ADP test.
     (e) Aggregation. The Plan may not be aggregated for testing purposes if the plans to be aggregated use differing testing methods (i.e., current year/prior year). For example, a Plan (within the meaning of Treas. Reg. Section 1.410(b)-7(b)) that applies the current year testing method may not be aggregated with another plan that applies the prior year testing method. Similarly, an employer may not aggregate a plan (within the meaning of Treas. Reg. Section 1.410(b)-7(b)): (i) using the ADP safe harbor provisions of Code Section 401(k)(12) and another plan that is using the ADP test of Code

Section 401(k)(3), or (ii) using the ACP safe harbor provisions of Code Section 401(m)(11) and another plan that is using the ACP test of Code Section 401(m)(2).
     (f) Contributions Only Used Once. Qualified nonelective contributions and qualified matching contributions shall not be taken into account under the ADP test to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any other ACP test, or the requirements of Treas. Reg. Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. If the Plan switches from the current year testing method to the prior year testing method, qualified nonelective contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.
ARTICLE VI
VESTING
     Section 6.01. Vesting.
     (a) Retirement. A Participant’s interest in his Account shall be fully vested and nonforfeitable if his Employment terminates on or after his Normal Retirement Age.
     (b) Death or Disability. A Participant’s interest in his Account shall be fully vested and nonforfeitable if his Employment terminates due to his death or Total and Permanent Disability.
     (c) Termination of Employment Prior to Retirement, Disability or Death. A Participant’s interest in his Elective Contribution, Rollover Accounts and dividends paid on Company Stock shall be fully vested and nonforfeitable at all times. If a Participant terminates Employment prior to his Normal Retirement Age, Total and Permanent Disability or death, his interest in his Employer Contribution and Matching Contribution Accounts shall vest, and be nonforfeitable, in relation to his Years of Service as follows:

Years of Service	Vested Percentage
1 year or less	0%
2	25
3	50
4	75
5 or more	100
     (d) Change in Vesting Schedule. In no event shall a change in the Plan’s vesting schedule reduce a Participant’s vested and nonforfeitable interest in his Account. Upon a change in the Plan’s vesting schedule, a Participant who has accumulated at least three Years of Service may elect to determine the vested interest in his Account pursuant to either the revised vesting schedule or the vesting schedule without regard to such change. Such election shall be made during an election period which shall commence with the date the amendment is adopted or deemed to be made and shall end 60 days after the latest of the date the amendment is adopted, becomes effective, or the date the Participant is issued written notice of the amendment by the Company or the Administrator
     (e) Transferred Assets. Amounts transferred to the Plan from the First Data Corporation Incentive Savings Plan attributable to employees of Donnelley Marketing, Inc. shall be 100% vested.
     (f) Service Recognition. Years of Service with the entities described in Section 2.02(b) shall be included for purposes of determining a Participant’s vested percentage.
     (g) Vesting of Elective Contributions. This subsection is effective January 1, 2006. Elective Contributions shall: (i) be 100% vested, (ii) be disregarded for purposes of applying Code Section 411(a)(2) to other contributions or benefits, and (iii) remain nonforfeitable even if the employee makes no additional Elective Contributions under a cash or deferred arrangement. An amount is immediately nonforfeitable if it is immediately nonforfeitable within the meaning of Code Section 411, and would be nonforfeitable under the Plan regardless of the age and service of the employee or whether the employee is employed on a specific date. The Elective Contributions shall not be subject to forfeitures or suspensions permitted by Code Section 411(a)(3).
     Section 6.02. Forfeitures. The nonvested portion of a Participant’s Account shall constitute a Forfeiture (be “forfeited”) as of the earlier of the date the Participant receives a distribution from his Account following the termination of his Employment or the date the Participant incurs five consecutive one-year Breaks in Service. The Administrator shall use Forfeitures to offset future Employer Contributions pursuant to Article III or to pay authorized Plan expenses. Unless otherwise directed by the Company, Forfeitures shall be invested in liquid investment vehicles such as money market funds.
     Section 6.03. Reinstatement.
     (a) Five or More Consecutive One-year Breaks in Service. If a former Participant resumes participation in the Plan after experiencing at least five consecutive one-year Breaks in Service, such Participant shall retain no right to any previously forfeited portion of his Account. Such employee’s Years of Service prior to his Breaks in Service shall affect the vesting of his Account accruing after reinstatement only if his Account was at least partially vested at the time he incurred a Break in Service or, upon his reinstatement, the number of his Years of Service prior to the Break equals or exceeds the number of his consecutive one-year Breaks in Service. Such Participant’s Years of Service after his Breaks in Service shall be disregarded for the purpose of vesting his Account balance that accrued prior to such Breaks in Service. Separate Accounts shall be maintained for the Participant’s pre-break Account balance and post-break Account balance.

     (b) Before Five Consecutive One-year Breaks in Service. If a former Participant resumes participation in the Plan before experiencing five consecutive one-year Breaks in Service, the Administrator shall aggregate the Participant’s Years of Service completed prior to his Break in Service with his Years of Service completed following his reinstatement to determine his vested interest in both allocations made to his Account after reinstatement and any portion of his Account originating prior to such Break in Service. The Administrator shall restore any previously forfeited portion of such a reinstated Participant’s Account only if the Participant repays to the Plan the full amount of the distribution. The Participant must repay the full amount of the distribution prior to the end of the five-year period commencing on the Participant’s date of reinstatement. Any amount so restored shall not constitute an annual addition pursuant to Section 5.01.
     (c) Disregarded Years of Service. For purpose of this Section, the Years of Service the Participant completed prior to his Break in Service shall not include any Years of Service disregarded pursuant to this subsection by reason of prior Breaks in Service.
ARTICLE VII
DISTRIBUTIONS
     Section 7.01. Commencement of Retirement Benefits.
     (a) Earliest Payment Date. As to any Participant, distribution shall occur no earlier than the termination of the Participant’s Employment, unless specifically authorized elsewhere in the Plan. Termination of a Participant’s Employment shall include a Participant’s severance from Employment with respect to amounts held for a Participant under the Plan.
     (b) Payment Due to Termination of Employment.
     (i) Before Normal Retirement Age. If a Participant’s Employment terminates prior to his Normal Retirement Age, the distribution of his Account shall commence as follows:
     (A) Accounts of $1,000 or Less. The Administrator shall mandate distribution in a single lump sum of any Participant’s vested Account that equals $1,000 or less immediately prior to the commencement of distributions. If a Participant’s vested Account equals zero, the Participant shall be deemed to have received a mandatory distribution of such vested Account. Mandatory distributions shall commence as soon as administratively feasible following termination of a Participant’s Employment.
     (B) Accounts of More Than $1,000. Subject to the requirements set forth below, the Administrator shall commence distribution of a Participant’s Account which exceeds $1,000 immediately prior to the commencement of distributions, as soon as administratively feasible following the date the Participant elects in writing to commence distribution. Such distribution may not commence prior to the Participant’s Normal Retirement Age unless the Participant consents, in writing, on a form approved by and filed with the Administrator, to the earlier distribution of his vested Account. Such Participant consent shall not be valid unless the Administrator provides the Participant with notice of his right to defer distribution no less than 30 days and no more than 90 days before the date of distribution.
     Notwithstanding the above, distribution may commence less than 30 days after such notice is provided if (1) the notice clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and (2) the Participant, after receiving such notice, affirmatively elects a distribution.
     A Participant may elect to defer further the distribution of his Account to a date no later than the April 1 following the calendar year in which he attains age 70 1/2 (or later required beginning date as defined in Section 7.06 below).
     Unless a Participant elects to defer distribution, distribution shall commence no later than the sixtieth day after the close of the Plan Year (1) in which the Participant attains his Normal Retirement Age or, if later, (2) in which occurs the tenth anniversary of his commencement of participation in the Plan.
     (ii) On or After Normal Retirement Age. The distribution of the Account of a Participant who terminates Employment on or after the Participant’s Normal Retirement Age and before attainment of age 70 1/2 shall commence as soon as administratively feasible following the date the Participant’s Employment terminates. A Participant may elect to defer further the distribution of his Account to a date no later than the April 1 following the calendar year in which he attains age 70 1/2 (or later required beginning date as defined in Section 7.06 below).
     (c) Payment of Company Stock Acquired With an Acquisition Loan. Notwithstanding the above, for purposes of this Article VII, a Participant’s Account shall not be considered to include Company Stock acquired with the proceeds of an Acquisition Loan until the close of the Plan Year in which such loan is repaid in full.
     Section 7.02. Form and Method of Payment.
     (a) Form of Benefits. Except as otherwise provided in Section 7.04, distribution from a Participant’s Account shall occur in a lump sum form of payment.

     (b) Mandatory Payments. The Administrator shall direct distribution in a single lump sum of any Participant’s vested Account that does not exceed $1,000 prior to the commencement of distributions or at the time of any prior distribution if such Participant fails to direct a rollover within 30 days of being notified of his right to a direct rollover. A distribution under this section shall be directed by the Administrator even if the Participant’s vested Account exceeded $1,000 at the time of any prior distribution unless such Participant had an annuity starting date with respect to any portion of his vested Account.
     (c) Benefit Information. Not less than 30 days and not more than 90 days prior to the date a Participant’s Account becomes payable, the Administrator shall furnish the Participant with a general description of the material features, relative values of and direct rollover rights relating to the optional forms of benefit available under the Plan.
     (d) Direct Rollovers.
     (i) General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
     (ii) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income. Notwithstanding the foregoing, an eligible rollover distribution described in Code Section 402(c)(4), which a Participant can elect to rollover to another plan pursuant to Code Section 401(a)(31), excludes hardship withdrawals as defined in Code Section 401(k)(2)(B)(i)(IV), which are attributable to the Participant’s Elective Contributions, and amounts treated as Elective Contributions within the meaning of Treasury Regulation Section 1.401(k)-(1)(d)(2)(ii).
     (iii) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. For purposes of the direct rollover provisions in this Section, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.
     (iv) Distributee. A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
     (v) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
     Section 7.03. Distribution of Company Stock.
     (a) Time of Distribution. Notwithstanding any other provisions of the Plan, other than such provisions as require the consent of the Participant as set forth in Section 7.01, a Participant may elect to have the portion of the Participant’s Account attributable to Company Stock distributed in the form of Company Stock and subject to the following:
     (i) If the Participant separates from service by reason of the attainment of Normal Retirement Age under the Plan, death or disability, the distribution of such portion of the Participant’s account balance will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects under the provisions of the Plan other than this Section 7.03.
     (ii) If the Participant separates from service for any reason other than those enumerated in paragraph (i) above and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of such portion of the Participant’s account balance will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service unless the Participant otherwise elects under the provisions of this Plan other than this Section 7.03.
     (iii) If the Participant separates from service for a reason other than those described in paragraph (i) above and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with terms of the Plan other than this Section 7.03.

     (b) Period for Payment. Distributions required under Section 7.03(a) shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under provisions of this Plan other than this Section 7.03; provided, however, that in the case of a Participant with an account balance in excess of $800,000, five years plus one additional year (but not more than five additional years) for each $160,000 or fraction thereof by which the Participant’s balance exceeds $800,000. In no event shall such distribution period exceed the period permitted in Section 401(a)(9) of the Code.
     (c) Determination of Amount Subject to Special Distribution and Payment Requirements. The portion of a Participant’s account balance attributable to Company Stock shall be determined by multiplying the number of shares of such securities held in the Account by a fraction the numerator of which is the number of shares acquired by the Plan after December 31, 1986 and allocated to Participants’ accounts (not to exceed the number of shares held by the Plan on the date of distribution) and the denominator of which is the total number of such shares held by the Plan at the date of distribution.
     Section 7.04. Put Option Requirements. This Section 7.04 shall apply only if the Company Stock ceases to be readily tradable on an established securities market. Notwithstanding any other provisions of the Plan regarding a Participant’s right to exercise a put option, in the case of a distribution of Company Stock which is not readily tradable on an established securities market, the Plan shall provide the Participant with a put option that complies with the requirements of Section 409(h) of the Code. Such put option shall provide that if an employee exercises the put option, the Company, or the Plan if the Plan so elects, shall repurchase the Company Stock as follows:
     (a) If the distribution constitutes a total distribution, payment of the fair market value of a Participant’s account balance shall be made in substantially equal payments not exceeding five years. The first installment shall be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.
     (b) If the distribution does not constitute a total distribution, the Plan shall pay the Participant an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the put option.
     Section 7.05. Death Benefits.
     (a) Distribution to a Beneficiary. The Plan shall distribute the Account of a deceased Participant to the beneficiary identified in the beneficiary designation in effect at the time of his death or, if no such designation exists, to the Participant’s surviving spouse or, if none, to his estate within a reasonable time after the Participant’s death. Each Participant may designate, in writing, on forms approved by and filed with the Administrator, one or more beneficiaries to receive payment of his Account and may, in addition, name a contingent beneficiary.

     The beneficiary as to 100% of the vested Account of a Participant married at the time of his death shall be his surviving spouse, unless his spouse consents to the designation of an alternative beneficiary or the spouse cannot be located. Spousal consent shall be in writing, acknowledging the effect of such election and witnessed by a Plan representative or notary public. Any change in, or revocation of, a Participant’s designated beneficiary shall again require spousal consent unless the earlier consent of the spouse expressly permitted subsequent designations by the Participant without further spousal consent. The death benefit shall be made available to the beneficiary within a reasonable time after the Participant’s death and in no event later than the earliest date benefits would be payable to the Participant if his Employment terminated on the date of his death for a reason other than death.
     (b) Form of Benefit. A Participant’s beneficiary may request, in writing, on forms approved by, and filed with, the Administrator, payment in any benefit form available under the Plan.
     Section 7.06. Required Minimum Distributions.
     (a) Scope and Precedence. All distributions required under this Section will be determined and made in accordance with Treasury Regulations under Code Section 401(a)(9). A Participant’s entire interest in the Plan will be distributed or begin to be distributed to the Participant no later than the Participant’s required beginning date. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.
     (b) Distribution During a Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
     (i) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
     (ii) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
     Required minimum distributions will be determined under this Section 7.06 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

     (c) Distributions After a Participant’s Death.
     (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
     (A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (B) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
     (C) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
     (d) Death Before Date Distributions Begin.
     (i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subsection (c) above.
     (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required To Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (e), this subsection (d) will apply as if the surviving spouse were the Participant.
     (e) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
     (i) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
     (ii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
     (iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (iv) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (e), other than subsection (e)(i), will apply as if the surviving spouse were the Participant.
     (v) For purposes of this subsection and (c) above, unless subsection (e)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subsection (e)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (e)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (e)(i)), the date distributions are considered to begin is the date distributions actually commence.
     (f) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.
     (g) Definitions.
     (i) Designated beneficiary. The individual who is designated as the beneficiary under Section 7.05 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
     (ii) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (e). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
     (iii) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
     (iv) Participant’s account balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
     (v) Required beginning date. The required beginning date means:
     (A) Non-5% Owner. The required beginning date of a Participant who is a 5% owner of the Employer is the April 1 following the later of the calendar year in which (1) he attains age 70 1/2 or (2) retires from Employment.
     (B) 5% Owner. The required beginning date of a Participant who is a 5% owner of the Employer is the April 1 following the calendar year in which the Participant attains age 70 1/2.

     For purposes of this Section, a Participant is a “5% owner,” within the meaning of Code Section 416(i), if the Participant is a 5% owner at any time during the Plan Year ending with or within the calendar year in which he attains age 66 1/2 or any subsequent Plan Year. Once distributions for the Plan have begun to a 5% owner, such distributions shall continue, even if the Participant ceases to be a 5% owner in a subsequent year.
     Section 7.07. Qualified Domestic Relations Orders. Upon receipt of a domestic relations order issued by a court of competent jurisdiction with respect to a Participant’s interest in the Plan, the Administrator shall determine whether such domestic relations order constitutes a qualified domestic relations order (as defined in Code Section 414(p)(1), a “QDRO”). The Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order and to administer distributions mandated by a QDRO.
     If the Administrator determines that the domestic relations order is a QDRO, an alternate payee as defined in Code Section 414(p)(8) may receive distributions in a single lump sum, or direct rollover if the alternate payee is the Participant’s former spouse, commencing as if the Participant experienced a termination of Employment as of the date of the order as described in Section 7.01. Distributions made pursuant to this section may occur without regard to the age or the employment status of the Participant. Except as provided by this section, a distribution pursuant to a QDRO shall not include any type of benefit or payment option not otherwise payable by the Plan. If the Administrator has notice that a QDRO is being or may be sought but has not received the QDRO, the Administrator shall not, unless requested in writing by the Participant, delay payment of a benefit to a Participant which would otherwise be due. If the Administrator has determined that an order is not a QDRO and all comment and appeal periods have expired, the Administrator shall not, unless requested in writing by the Participant, delay payment to a Participant which otherwise would be due even if the Administrator has notice that the party claiming to be an alternate payee or the Participant is attempting to correct any deficiencies in the order.
     Section 7.08. Participant Loans. The Plan shall, pursuant to the provisions of this Section and a uniform nondiscriminatory policy applied by the Administrator, extend loans to Participants secured by the borrowing Participants’ Account.
     Upon proper application, the Administrator may direct the Trustee to make a loan to a Participant subject to the requirements of this Section and any other rules as the Administrator may prescribe. The Administrator shall apply the eligibility requirements and rules for a loan uniformly to all Participants. Nothing in this section shall require the Plan Administrator to make loans available to Participants. Loans will be made and administered in accordance with the loan policy then in effect and as amended from time to time. The duly adopted loan policy or Participant loan program is herein incorporated by reference.
     Section 7.09. Hardship Withdrawals. A Participant may withdraw any portion of his Elective Contributions Account attributable to Elective Contributions, and qualified nonelective contributions, but not the Income credited to such contributions, upon appropriate notice to the Administrator if the withdrawal results from a “hardship.” In addition, a Participant may withdraw any portion of any other Accounts held for such Participant under the Plan and Income credited to such Accounts to the extent vested. A hardship withdrawal is subject to the rules and restrictions of this Section and procedures established by the Administrator.
     (a) In General. With respect to hardship distributions from a Participant’s Elective Contribution Account, a distribution on account of hardship must be limited to the maximum distributable amount. The maximum distributable amount is equal to the Participant’s total Elective Contributions as of the date of distribution, reduced by the amount of previous distributions of Elective Contributions. Thus, the maximum distributable amount does not include earnings, qualified nonelective contributions or qualified matching contributions, unless grandfathered under Treas. Reg. Section 1.401(k)-1(d)(3)(ii)(B) as of the earliest date provided therein. In addition, a Participant must obtain all other currently available distributions (including a distribution of ESOP dividends under Code Section 404(k)) or nontaxable loans currently available to the Participant under the Plan or any other Plan maintained by the Employer before receiving a hardship distribution.
A hardship distribution may not exceed the amount of the financial need including any amount necessary to pay taxes or penalties reasonable anticipated in result from the distribution. Additionally, the Participant cannot make Elective Contributions and employee after-tax contributions pursuant to the Plan or any other qualified or nonqualified plan of deferred compensation (excluding health and welfare plans) maintained by the Employer for at least six months after receipt of the hardship amount.
     (b) Safe Harbor-Deemed Immediate and Heavy Need. In determining whether a Participant has a deemed immediate and heavy financial need, the Plan shall consider the following financial needs as immediate and heavy:
     (i) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d);
     (ii) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
     (iii) The payment of tuition, related educational fees and room and board expenses for up to the next 12 months of postsecondary education for the Participant, his spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B));
     (iv) Payments necessary to prevent the eviction from, or mortgage foreclosure of, the Participant’s principal residence;
     (v) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, child or dependent (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

     (vi) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
     (vii) Other expenses specified by the Commission of the Internal Revenue Service as specified in Treasury Regulation Section 1.401(k)-1(d)(3)(v).
     (c) Safe Harbor-Deemed Necessary. Effective as provided in applicable IRS guidance, the Participant’s Limit on Elective Contributions under Code Section 402(g) shall not be reduced solely on account of receiving a hardship distribution.
     Section 7.10. In-service Distributions at or After Age 59 1/2. On or after attaining age 59 1/2, a Participant may withdraw all or any portion of his vested Account upon written notice to the Administrator.
     Section 7.11. Transfer Restrictions: Right of First Refusal of Trustee and Company. This Section applies only if the Company Stock is not readily tradable on an established market. In such case, any and all Company Stock distributed to Participants, former Participants or beneficiaries of Participants or former Participants shall be subject to the transfer restrictions set forth in this Section.
     (a) General Restriction. No such securities may be offered, sold, pledged, bequeathed, given, hypothecated or otherwise disposed of by the Participant or beneficiary of the Participant, whether for value or not, unless the shares have first been offered for sale to the Trustee and the Company under the provisions of subsections (b) and (c). Any attempt to dispose of such securities without regard to this restriction shall be deemed to be an offer to the Trustee and the Company under the terms set forth in subsections (b) and (c), and in such a case the date of the offer shall be deemed to be the date on which the Trustee receives actual notice of the attempted disposition.
     (b) Price of Securities Offered. The securities offered to the Trustees and the Company pursuant to this Section shall be offered at their fair market value. The Trustee shall advise the offeror of the fair market value of the securities as determined by the Trustee in good faith and based on all relevant factors for determining the fair market value of securities on the date of valuation. The date of valuation shall be the Valuation Date immediately preceding the date of acceptance of the offer, including any interim Valuation Date determined by the Administrator; provided, however, that the date of valuation with respect to a transaction between the Plan and a Participant who is a disqualified person, as defined in Code Section 4975(e)(2), on the date of such transaction shall be the date of the transaction. The Trustee’s determination shall be deemed for purposes of this Section to be fair market value unless the offeror presents to the Trustee written evidence of a bona fide current offer from any person, including the Company, to purchase such securities at a higher price or on more favorable terms than those otherwise offered by the Trustee and the Company under this Section. If such written evidence is submitted, the price designated therein shall be deemed the fair market value of the securities for purposes of this Section, and the Trustee and the

Company may elect, but shall not be required, to purchase at such higher price or upon such terms.
     (c) Method of Sale to Trustee or Company. The offer shall be in writing and shall provide that, if accepted in whole or in part, the purchaser shall have the right to pay the purchase price, plus interest on the unpaid balance at a reasonable commercial rate on the date of sale for prime commercial loans, in equal installments over a period not to exceed five years from the date of sale.
     (d) Expiration of Offer. The Trustee and the Company shall have 14 days following receipt of an offer under this section to accept or reject the offer as to all or any part of the securities offered. Mailing of notice of acceptance to the address listed on the stock transfer books of the Company for the securities offered or for any shares of the Company owned by the offeror shall constitute acceptance as of the date of postmark of such notice. Securities not accepted by the end of the 14-day period may be sold or otherwise disposed of by the offeror. Notwithstanding the preceding sentence, if, pursuant to subsection (b), the offeror has submitted written evidence of a bona fide offer to purchase the securities at a higher price or on more favorable terms than otherwise offered by the Trustee or the Company under this Section, and the Trustee and the Company have not elected, within 14 days of the offer and submission of such evidence, to purchase the securities at such higher price or on such terms, then the offeror may sell such securities only at a price not less than, and terms no less favorable to the seller than, the price and terms specified in the written evidence submitted; if the offeror attempts to sell the securities at a lower price or on less favorable terms, then the provisions of this Section again apply as if no offer under this Section was ever made, and any such attempted sale shall be void.
     (e) Rights as Between Trustee and Company. The Trustee shall have the first right to purchase any or all securities offered under this Section. The Trustee shall notify the Company of any such offer immediately after receipt and shall notify the Company, within seven days after receipt of the offer, of the number of securities, if any, which the Trustee intends to purchase. The Company shall have the right to purchase any remaining securities.
     (f) Restriction To Continue. These restrictions shall be perpetual to the extent allowed by law; provided, however, that these restrictions will not apply for any period during which the securities subject thereto are publicly traded. All owners of securities distributed from the Trust Fund pursuant to the Plan shall take such securities subject to the restrictions contained in this Section.
     (g) Certificates To Contain Legend. Certificates for shares distributed pursuant to the Plan shall contain a statement showing the existence of these restrictions.
     (h) Closing. Closing shall occur on a date specified by the Company or Trustee, but not more than 30 days after the offer is accepted. The first annual installment is due on closing.

     Section 7.12. Distribution of Dividends. A Participant may elect to receive a cash distribution attributable to dividends paid with respect to Company Stock held in his Account or to have such dividends reinvested in Company Stock. In the absence of an election, dividends shall be reinvested in Company Stock. Dividends paid on the Company Stock held in the loan suspense account described in Section 12.02 shall be used to repay any outstanding Acquisition Loans. The Administrator may establish non-discriminatory rules and procedures pertaining to the payment and reinvestment of dividends.
     Section 7.13. Transferred Assets. Assets directly transferred to the Plan from the First Data Corporation Incentive Savings Plan attributable to employees of Donnelley Marketing, Inc. shall be subject to the rules and optional forms of benefit set forth in Exhibit A of the Plan.
ARTICLE VIII
ADMINISTRATION OF THE PLAN
     Section 8.01. Appointment of Separate Administrator. The Company shall serve as Administrator; however, the Company may appoint a separate Administrator. Any person, including, but not limited to, employees of the Employer, shall be eligible to serve as Administrator. Two or more persons may form a committee to serve as Administrator. Persons serving as Administrator may resign by written notice to the Company and the Company may appoint or remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting. An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the Trustee of the member or members so designated. The Trustee shall accept and rely upon any document executed by such member or members as representing action by the Administrator until the Administrator shall file with the Trustee a written revocation of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.
     Section 8.02. Powers and Duties. The Administrator shall administer the Plan in accordance with its terms and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration, including, but not limited to, the following:
     (a) To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Trust Fund shall bear the costs of such services and other administrative expenses, unless paid by the Company or Employer.
     (b) To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder, including, but not limited to, Plan fiduciary responsibilities (other than any responsibility to manage or control the Plan assets).
     (c) To allocate in writing any of its powers and duties hereunder, including but not limited to, fiduciary responsibilities (other than any responsibility to manage or control the Plan assets) to those persons who have been designated to perform Plan fiduciary responsibilities.
     (d) To construe and interpret the Plan in a discretionary manner, including the power to construe disputed provisions.
     (e) Subject to Article X, to resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.
     (f) To adopt such bylaws, rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.
     (g) To receive from the Company or from Participants such information as shall be necessary for the proper administration of the Plan.
     (h) To furnish, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.
     (i) To receive from the Trustee and review reports of the financial condition and receipts and disbursements of the Trust Fund.
     (j) To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.
     (k) To issue directions to the Trustee, and thereby bind the Trustee, concerning all benefits to be paid pursuant to the Plan.
     (l) To apply consistently and uniformly its rules, regulations and determinations to all Participants and beneficiaries in similar circumstances.
     Section 8.03. Determination by Administrator Binding. The Administrator or, where the Administrator’s responsibility has been delegated to others, such delegates shall have complete authority to determine the standard of proof required in any case and to apply and interpret the Plan. The decisions of the Administrator or their delegates shall be final and binding.

     All questions or controversies, of any character, whether of a factual or legal nature, arising in any manner or between any parties or persons in connection with the Plan or its operation, whether as to any claim for benefits, or as to the construction of language or meaning of the Plan or rules and regulations adopted by the Administrator, or as to any writing, decision, instrument or account in connection with the operation of the Plan or otherwise, shall be submitted to the Administrator or, where the Administrator’s responsibility has been delegated to others, to such delegates for decision. The decision of the Administrator or their delegates shall be binding upon all persons dealing with the Plan or claiming any benefit hereunder, except to the extent that such decision may be determined to be arbitrary or capricious by a court having jurisdiction over such matter.
     Section 8.04. Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper plan administration. The Administrator shall notify the Trustee of any action taken by the Administrator which affects the Trustee’s Plan obligations or rights and, when required, shall notify any other interested parties.
     Section 8.05. Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid from the Trust Fund. The Employer may elect to pay such expenses directly. An Administrator who is an employee of the Employer shall not receive any fee or compensation for services rendered.
     Section 8.06. Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.
ARTICLE IX
ADMINISTRATION OF THE TRUST
     Section 9.01. Appointment of Trustee. The Company shall appoint one or more Trustees to receive and hold in trust all contributions, and Income, paid into the Trust Fund. The Company may remove the Trustee or the Trustee may resign and a successor trustee shall be appointed, all pursuant to the requirements and procedure recited in the Trust Agreement.
     Section 9.02. Authorization for Trust Agreement. The Company shall enter into an agreement with the Trustee to provide for the administration of the Trust Fund. In accordance with the provisions of the agreement, the Company shall have the right at any time, and from time to time, to amend the agreement.
     Section 9.03. Participant Direction of Investment of Account. The Company, upon written request of a Participant and in accordance with its uniform and nondiscriminatory rules, may authorize Participants to direct the investment of all or part of their Account in such funds or other investment vehicles as the Company may select. Such available funds or investment vehicles may include common stock issued by the Company. The Participants’ directions shall bind the Trustee unless and until the Company amends or revokes the authorization for investment direction by Participants. If the Trustee acts at the direction of a Participant, the

Employer, its board of directors, officers and employees, the Administrator and the Trustee shall not be liable or responsible for any loss resulting to the Trust Fund or to any Account or for any breach of fiduciary responsibility by reason of any act done pursuant to the direction of the Participant.
     Section 9.04. Diversification of Investments in Company Stock. Notwithstanding the provisions of the Plan to the contrary, any Participant who has completed at least 10 years of participation in the Plan and has attained age 55 may elect within 90 days after the close of each Plan Year in the “qualified election period” (defined below) to direct the Plan as to the investment of 25% of the number of shares of Company Stock allocated to the Participant’s Account. In the sixth year of such “qualified election period,” the Participant may direct the investment of 50% of the number of shares of Company Stock allocated to the Participant’s Account. The “qualified election period” is the six Plan Year period beginning with the Plan Year in which the Participant attains age 55 (or, if later, beginning with the first Plan Year in which the Participant completes his tenth year of participation in the Plan). If such a diversification election is made, the Administrator, in its sole discretion, may satisfy the election by distributing to the Participant within 90 days after the relevant election period that portion of his Account covered by the election either: (i) in Company Stock or (ii) in cash in lieu of Company Stock.
     Section 9.05. Funding Policy. The Company shall periodically establish and adopt procedures necessary for implementation of a funding policy which complies with the ERISA. Unless the Company adopts a funding policy which explicitly provides otherwise, the funding policy for the Plan shall permit the Trustee to invest and reinvest the Trust Fund for the exclusive benefit of Plan Participants and their beneficiaries in any combination of corporate stocks, bonds, instruments of indebtedness, insurance contracts (if otherwise allowed), government securities, bank deposits and the Trustee’s common trust funds or pooled investment funds, if any, as the Trustee deems appropriate for the Plan and consistent with applicable law. Participants may be eligible to direct the investment of their accounts in accordance with the trust agreement and policies and procedures established by the Administrator and Trustee. Employer contributions may be made in the form of Company stock.
ARTICLE X
CLAIMS PROCEDURE
     Section 10.01. Definitions. For purposes of this Article, the following terms shall have the meanings set forth below:
     (a) Adverse Benefit Determination. Adverse Benefit Determination means the denial of a claim. It does not encompass the amendment or termination of the Plan. However, it also includes any denial, reduction or termination of benefits or a failure to provide or make payment (in whole or in part) for a benefit and any denial, reduction, termination or failure to provide or make a payment that is based upon on a determination of a Participant’s or beneficiary’s eligibility to participate in a Plan.

     (b) Claimant. Claimant means either a Plan Participant or a beneficiary of a Plan Participant with respect to whom a benefits determination is being or has been made.
     (c) Notice, Notify or Notification. Notice, Notify or Notification means the delivery or furnishing of information to an individual in a manner that satisfies the standards of ERISA’s regulations on disclosure (29 C.F.R. § 2520.104b-1(b)).
     (d) Relevant Document. A document, record or other information is considered “relevant” to a Participant’s benefit claim if such document, record or other information was relied upon in making the benefit determination; was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safe-guards required to assure consistent application of Plan provisions with respect to similarly-situated Claimants.
     Section 10.02. Filing of Claim. Any Participant, beneficiary, or his duly authorized representative may file a claim for a Plan benefit to which the Claimant believes that he is entitled. Such a claim must be in writing and delivered to the Administrator, or its delegate.
     Section 10.03. Initial Determination of Claim.
     (a) Within a reasonable period of time, but not later than 90 days after receipt of such claim, the Administrator or its delegate shall Notify the Claimant, of the determination on the claim, whether granting or denying, in whole or in part, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed 90 days from the end of the initial period. If an extension is necessary, the Claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Notice will explain the special circumstances requiring the extension and date by which the Administrator or its delegate expects to render a determination on the claim.
     (b) The Administrator or its delegate has full discretion to deny or grant a claim in whole or in part. Such decisions shall be made in accordance with the governing Plan documents and, where appropriate, Plan provisions will be applied consistently with respect to similarly situated Claimants. The Administrator shall have the discretion to determine which Claimants are similarly situated. If Notice regarding a claim is not furnished in accordance with this Section, the claim will be deemed denied and the Claimant will be permitted to exercise his right of review pursuant to Section 10.05.
     Section 10.04. Duty of Committee Upon an Adverse Benefit Determination. The Administrator or its delegate will provide to every Claimant who has received an Adverse Benefit Determination, written Notice setting forth in a manner calculated to be understood by the Claimant:
     (a) the specific reason or reasons for the denial;

     (b) reference to the specific Plan provisions on which the Adverse Benefit Determination is based;
     (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why the material or information is necessary; and
     (d) an explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination upon review.
     Section 10.05. Request for Review of an Adverse Benefit Determination. Within 60 days after receipt by the Claimant of written Notification of the Adverse Benefit Determination, the Claimant or his duly authorized representative, upon written application to the Administrator, may request the Administrator to review the Adverse Benefit Determination, to review Relevant Documents and to submit issues and comments in writing.
     On review of an Adverse Benefit Determination, upon request and free of charge, Claimants will have reasonable access to, and copies of, all documents, records and other information relevant to a Claimant’s claim for benefits.
     Section 10.06. Decision on Review.
     (a) The Administrator or its delegate shall make a prompt decision on review. The decision on review shall be written in a manner calculated to be understood by the Claimant, and shall include specific reasons for the decision and references to the specific Plan provisions on which the decision is based. The decision on review shall be made not later than 60 days after the Administrator’s receipt of a request for a review, unless special circumstances require an extension of time for processing. In no event may the extension period exceed 60 days from the end of the initial period. If an extension is necessary, the Claimant will be given a written Notice to this effect prior to the expiration of the initial 60-day period. The Notice will explain the special circumstances requiring the extension and date by which the Administrator or its delegate expect to render a determination on the claim. If Notice of the decision on the review is not furnished in accordance with this Section, the claim shall be deemed to have been denied and the Claimant shall be permitted to exercise his right to legal remedy pursuant to Section 10.07.
     (b) The Administrator or its delegate will perform a review of Adverse Benefit Determinations, taking into account all comments, documents, records and other information submitted regardless of whether the information was previously considered on initial review. Such decisions shall be made in accordance with the governing Plan documents and, where appropriate, Plan provisions will be applied consistently with respect to similarly situated Claimants. The Administrator shall have the discretion to determine which Claimants are similarly situated.

     (c) On review of an Adverse Benefit Determination, upon request and free of charge, Claimants will have reasonable access to, and copies of, all documents, records and other information relevant to a Claimant’s claim for benefits.
     (d) Notice of Adverse Benefit Determination on appeal must contain the following: the specific reason or reasons for the Adverse Benefit Determination; reference to the specific Plan provisions on which the Adverse Benefit Determination is based; and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination.
     Section 10.07. Legal Remedy. After exhausting the claims procedure as provided under this Plan, nothing shall prevent any person from pursuing any other legal remedy.
ARTICLE XI
AMENDMENT AND TERMINATION
     Section 11.01. Amendment or Restatement. The Company may amend or restate the Plan at any time and from time to time. No amendment or restatement shall authorize any part of the Trust Fund, other than amounts which are necessary to pay taxes and administration expenses, to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates. No amendment or restatement shall be construed to (a) reduce a Participant’s Account balance determined as of the date immediately preceding the effective date of the amendment or restatement; (b) reduce or eliminate any benefit protected by Code Section 411(d)(6); or (c) cause or permit any portion of the Trust Fund to revert to, or become property of, the Company. No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective without the Trustee’s written consent. The provisions of the Plan as in effect at the time of a Participant’s termination of Employment shall control as to that Participant unless otherwise specified in the Plan.
     Section 11.02. Termination and Discontinuance of Contributions. The Company reserves the right to terminate the Plan at any time with respect to any or all Participants. Any participating Employer shall be permitted to discontinue or revoke its participation in the Plan. Upon discontinuance of Plan contributions or full or partial termination of the Plan, the Account of each affected Participant shall become fully vested and nonforfeitable. The Company shall provide the Trustee with written notification of the full or partial termination of the Plan. In the event of full or partial termination, the Employer’s liability to pay plan benefits shall be strictly limited to assets of the Trust Fund. No one shall have any claim against the Company to provide any or all of the plan benefits regardless of the sufficiency of the Trust Fund, except as otherwise required by law. The termination of the Plan shall not result in the reduction of any benefit protected by Code Section 411(d)(6), except to the extent permitted by applicable Treasury regulations.
     Section 11.03. Distribution Upon Termination. If the Plan terminates pursuant to Section 11.02, and the Company does not merge the assets of the Plan with another qualified plan or continue the Plan as a “wasting trust” by satisfying all ongoing plan qualification rules, the Company shall distribute each Participant’s Account in a lump sum; provided, however, if the Employer (or any member of a controlled group within the meaning of Code Sections 414(b), (c), (m) and (o) of which the Employer is a member) establishes or maintains at any time within the 24-month period beginning 12 months before the time of termination another defined contribution plan, other than an employee stock ownership plan or simplified employee pension (as defined in Code Section 408(k)) which covers 2% or more of the employees covered under the Plan at the time of termination, each Participant’s Account shall be transferred to such other defined contribution plan. Participant consent to such a transfer shall be required only if transfer of the Participant’s Account results in an elimination or reduction of Code Section 411(d)(6) protected benefits.
     Participant consent shall not be required if Participants’ Accounts are to be paid in a lump sum.
     Section 11.04. Merger, Consolidation or Transfer of Assets and Liabilities. Upon any merger or consolidation with, or a transfer of assets or liabilities to, another plan, each Participant must be entitled to receive at least as great a benefit immediately after such event (if the Plan had terminated) as he would have been entitled to receive if the Plan terminated immediately prior to such event (if the Plan had then terminated). Any such transfer, merger or consolidation must not otherwise result in the elimination of any benefit protected by Code Section 411(d)(6).
     Section 11.05. Successor Employer. Any successor to the business of the Employer may, with the written consent of the Company, continue the Plan and Trust. Such successor shall succeed to all the rights, powers and duties of the Employer.
     Section 11.06. Plan Termination/Alternate Defined Contribution Plans. A distribution of Elective Contributions may not be made upon Plan termination if the employer establishes or maintains an alternative defined contribution plan. A plan is an alternative defined contribution plan only if it is a defined contribution plan that exists at any time during the period beginning on the date of plan termination and ending 12 months after distribution of all assets from the terminated plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan termination, fewer than 2% of the employees who were eligible under the defined contribution plan that includes the cash or deferred arrangement as of the date of plan termination are eligible under the other defined contribution plan, the other plan is not an alternative defined contribution plan. In addition, a defined contribution plan is not treated as an alternative defined contribution plan if it is an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f).
ARTICLE XII
GENERAL PROVISIONS
     Section 12.01. Employee Stock Ownership Plan. The Plan, or a portion of the Plan designated by the Administrator, shall constitute an Employee Stock Ownership Plan as defined in ERISA and the Code and shall be designed to invest primarily in qualifying employer securities or used to repay Acquisition Loans.
     Section 12.02. Company Stock Acquisition Loans. The Plan may incur Acquisition Loans from time to time to finance the acquisition of Financed Shares or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Company Stock shall constitute an Acquisition Loan.
     An Acquisition Loan shall meet the following requirements:
     (a) An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default.
     (b) An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired, provided that such pledge does not violate regulations promulgated by the Federal Reserve Board or any other applicable law or regulation. No other Plan assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against the Plan or its assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of shares so pledged under either the General Rule or the Special Rule (as defined in paragraphs (f) and (g) below).
     (c) Within a reasonable time after receipt by the Trustee of the proceeds of an Acquisition Loan, the Trustee shall, as directed by the Administrator, apply the loan proceeds to acquire Company Stock from the Company or existing shareholders or to repay an Acquisition Loan.
     (d) Payments of principal and interest on any Acquisition Loan during a Plan Year shall not exceed an amount equal to the sum of Company Contributions and Income during or prior to such Plan Year, less payments with respect to the Acquisition Loan in prior Plan Years. For this purpose, Income shall include dividends on Financed Shares held in a loan suspense account, as such term is defined in subsection (e), earnings on such dividends, earnings on the proceeds of Acquisition Loans awaiting investment in Company Stock, earnings on Company contributions and such other amounts as may be permitted by law.
     (e) Any Financed Shares acquired by the Trustee shall initially be credited to a “loan suspense account” and shall be allocated with respect to a Plan Year on the basis of payments on the Acquisition Loan made by the Trustee during the Plan Year. The number of Financed Shares to be released from a loan suspense account for allocation to Employer contribution Accounts for each Plan Year shall be determined in accordance with the General Rule or the Special Rule as defined in subsections (f) and (g) below. With respect to each Acquisition Loan, the Administrator shall determine whether the General Rule or the Special Rule is to apply.
     (f) The General Rule referred to in (b) above is based upon the payment of principal and interest on the Acquisition Loan. For each Plan Year during the duration of the Acquisition Loan, the Administrator shall release from the loan suspense account a number of shares equal to the total number of shares held in the loan suspense account immediately prior to the release, multiplied by a fraction in which:
     (i) the numerator is the amount of principal and interest paid for the Plan Year; and
     (ii) the denominator is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.
     (g) The Special Rule referred to in (b) above is based solely on principal payments. For each Plan Year during the duration of the Acquisition Loan, the Administrator shall release from the loan suspense account a number of shares equal to the total number of such shares held in the loan suspense account immediately prior to the release, multiplied by a fraction in which:
     (i) the numerator is the amount of principal paid for the Plan Year; and
     (ii) the denominator is the sum of the numerator plus the principal to be paid for all future Plan Years.
     (h) The Administrator may apply the Special Rule only if the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate which is not less rapid at any time than level annual payments of such amounts for 10 years and only if the interest included in any payment is disregarded to the extent that it would be determined to be interest under standard loan amortization tables. The Special Rule shall not be applicable from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period and the duration of a new Acquisition Loan exceeds 10 years.
     (i) In determining the number of shares to be released for any Plan Year under either the General Rule or the Special Rule:
     (i) the number of future years under the Acquisition Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods; and
     (ii) if the Acquisition Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made.
     Section 12.03. Limitation on Allocation of Accounts With Respect to Shareholder Electing Gain Deferral. This Section applies only if the Company Stock is not readily tradable on an established market. If a shareholder of Company Stock sells Company Stock to the Trust Fund and elects (with the consent of the Company) nonrecognition of gain under Code Section 1042, no portion of the Company Stock purchased may be allocated during the nonallocation period to the Account of (or be allocated directly or indirectly under any plan of the Company for the benefit of):
     (a) Any individual who makes an election under Code Section 1042 with respect to any Company Stock sold to the Plan; or
     (b) Such individual’s spouse, brothers or sisters (whether by whole or half blood), ancestors or lineal descendants (except as to certain lineal descendants, to the extent permitted under Code Section 409(n)(3)(A)) or any other person who bears a relationship to him that is described in Code Section 267(c)(4).
     The “nonallocation period” is the period beginning on the date of the sale of the Company Stock to the Plan and ending on the later of the date that is 10 years from the date of that sale or the date of the Plan allocation attributable to the final payment of any loan obligation incurred by the Plan in connection with that sale.
     In addition, no portion of the Company Stock purchased in any transaction to which Code Section 1042 applies (or any dividends or other income attributable thereto) may thereafter be allocated to the Account of any Participant owning (as determined under Code Section 318(a) (without regard to Code Section 318(a)(2)(B)(i))), during the entire one-year period preceding the date of purchase or as of the date such Company Stock is allocated, more than 25% of any class of outstanding stock of the Company or of the total value of any class of outstanding stock of the Company.
     Notwithstanding the foregoing, this Section shall not apply if the Company is a subchapter S corporation under the Code. In such case, Code Section 1042 will not apply and a shareholder of Company Stock may not defer the gain on a sale of Company Stock to the Plan.
     Section 12.04. Voting Rights. Each Participant shall direct the Trustee with respect to how to vote Company Stock allocated to the Participant’s Account.
     In the event the Company Stock becomes a non-registration-type class of securities, each Participant shall direct the Trustee how to vote Company Stock allocated to the Participant’s Account with respect to any corporate matter which involves the voting of such shares with for the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets or any similar transaction prescribed by regulations.
     The Administrator and the Trustee shall establish procedures with respect to voting Company Stock.
     Section 12.05. Limitation on Liability. In no event shall the Company, Employer, Administrator or any employee, officer or director of the Company or Employer incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan or Trust Fund.
     Section 12.06. Indemnification. The Trust Fund shall indemnify the Administrator and any employee, officer or director of the Employer against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person’s own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. If Trust Fund assets are insufficient or indemnification is not permitted by applicable law, the Employer shall indemnify such person. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Administrator or as an officer, director or employee of the Employer, and such person’s rights shall inure to the benefit of his heirs and representatives.
     Section 12.07. Compliance With Employee Retirement Income Security Act of 1974. Notwithstanding any other provisions of the Plan, a fiduciary or other person shall not be relieved of any responsibility or liability for any responsibility, obligation or duty imposed upon such person pursuant to the Employee Retirement Income Security Act of 1974, as amended from time to time.
     Section 12.08. Qualified Military Service. Effective December 12, 1994, notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
     Section 12.09. Nonalienation of Benefits. Except with respect to any indebtedness owing to the Trust Fund, payments required pursuant to a qualified domestic relations order as defined by the Code, or as otherwise permitted by law, benefits payable by the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to Plan benefits shall be void.
     Section 12.10. Employment Not Guaranteed by Plan. The establishment of the Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment with the Employer, or limit the right of the Employer to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.
     Section 12.11. Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by or to a Participant, the Administrator or Company shall be made in such form as the Administrator or Company shall prescribe. A communication shall be effective upon mailing if sent first class, postage prepaid, and addressed to the Administrator or Company at the principal office of the Administrator or Company or to the Participant at his last known address.
     Section 12.12. Facility of Payment. If a Participant’s duly qualified guardian or legal representative makes claim for any amount owing to the Participant, the Trustee shall pay the amount to which the Participant is entitled to such guardian or legal representative. In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian or, if none, to a parent of such minor or an adult with whom the beneficiary maintains his residence or to the custodian for such beneficiary under the Uniform Gift to Minors Act, if permitted by the laws of the state in which the beneficiary resides. Any payment made pursuant to this Section in good faith shall be a payment for the Account of the Participant and shall be a complete discharge from any liability of the Trust Fund or the Trustee.
     Section 12.13. Location of Participant or Beneficiary Unknown. In the event a Participant or beneficiary cannot be located upon termination of the Plan, any amount payable to such Participant or beneficiary shall be transferred at the earliest possible date to the state of the Participant’s or beneficiary’s last known address pursuant to the terms of that State’s abandoned property law or as otherwise required by applicable law. Upon such transfer, the Employer, Administrator and Trustee shall have no further liability for the amount so transferred.
     Section 12.14. Service in More Than One Fiduciary Capacity. Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and Trust Fund.
     Section 12.15. Offset. In the event any payment is made by the Trustee to any individual who is not entitled to such payment, the Trustee shall have the right to reduce future payments due to such individual by the amount of any such erroneous payment. This right of offset, however, shall not limit the rights of the Trustee to recover such overpayments in any other manner.
[The remainder of this page is intentionally left blank.]

     The foregoing is adopted this 31 day of January, 2007

infoUSA, Inc.
By	/s/ Stormy L. Dean
	Its	Chief Financial Officer

APPENDIX A
SUMMARY PLAN DESCRIPTION
BENEFIT PAYMENTS FOR
EMPLOYEES OF DONNELLEY MARKETING, INC.
     Effective as of October 15, 1999, assets from the First Data Corporation Incentive Savings Plan (the “First Data Plan”) attributable to certain employees of Donnelley Marketing, Inc. (“Donnelley Participants”) were transferred to the infoUSA, Inc. 401(k) Plan (the “Plan”). The transferred assets and earnings on the assets (the “Transferred Assets”) shall be subject to the terms and provisions of the Plan, with the following exceptions:
     1. The Donnelley Participants may elect to withdraw their interest in the Transferred Assets attributable to amounts rolled over to the First Data Plan from another qualified retirement plan or conduit individual retirement account (“Rollover Funds”) any time during the Plan Year. Donnelley Participants may withdraw Rollover Funds one time per Plan Year. Donnelley Participants should contact the Administrator to request a withdrawal of Rollover Funds or to obtain more information.
     2. Donnelley Participants may elect to have their interest in the Transferred Assets distributed in installments as follows:
     On an annual, semiannual, monthly or quarterly basis, beginning on the first day of the Plan Year, next following the Plan Year in which the Donnelley Participant ceased to be an active Participant, and continuing for the period over which the Donnelley Participant elects to receive the payment (not to exceed a period equal to the former Donnelley Participant’s life expectancy or the joint life expectancy of the Donnelley Participant and his or her spouse, or with the spouse’s consent, the joint life expectancy of the Donnelley Participant and his or her Beneficiary), of an amount determined by dividing the value of his or her interest in the Transferred Assets on each distribution date by the number of payments remaining to be made.
     3. Donnelley Participants may elect to have the actuarial equivalent of their interest in the Transferred Assets distributed monthly as soon as practicable following the close of the Plan Year in which the Donnelley Participant becomes eligible for a distribution, in one of the following forms:
     (a) a single life annuity for the Donnelley Participant’s life, ending on the last day of the month coincident with his or her date of death;
     (b) a reduced annuity for a five, ten, fifteen or 20-year period certain over the life of the Donnelley Participant; if the Donnelley Participant dies prior to the expiration of the period certain the annuity will continue to be paid to the Donnelley Participant’s beneficiary for the balance of the period certain;

     (c) a joint and survivor annuity with the Donnelley Participant’s spouse as a contingent annuitant under which the amount payable to the spouse is 50% or 100% of the monthly amount which is payable to the Donnelley Participant during his or her lifetime; or
     (d) a joint and survivor annuity with the Donnelley Participant’s beneficiary as the contingent annuitant under which the amount payable to the Donnelley Participant’s beneficiary is 50% or 100% of the monthly amount which is payable to the Donnelley Participant during his or her lifetime.
If a Donnelley Participant is married on the date which a benefit is distributable, the benefits will be distributed in the form described in subsection (c) above with the contingent annuitant receiving 50% of the monthly amount which is payable to the Donnelley Participant, unless the Donnelley Participant, with the written consent of his or her spouse witnessed by a notary public or Plan representative, elects an alternative form of distribution.

A-2

APPENDIX B
infoUSA 401(k) PLAN
PROTECTED BENEFITS OF
EMPLOYEES OF TRIPLEX DIRECT MARKETING CORPORATION
     Effective as of May 1, 2004 or as soon as administratively practicable thereafter, assets from the Triplex Direct Marketing Corporation 401(k) Profit Sharing Plan (the “Triplex Plan”) attributable to certain employees of Triplex Direct Marketing Corporation (“Triplex Participants”) shall be transferred to the infoUSA, Inc. 401(k) Plan (the “infoUSA Plan”). The transferred assets and earnings on the assets (the “Transferred Assets”) shall be subject to the terms and provisions of the infoUSA Plan, with the following exceptions:
     1. The Triplex Participants may elect to withdraw their interest in the Transferred Assets attributable to amounts rolled over to the Triplex Plan from another qualified retirement plan or conduit individual retirement account (“Rollover Funds”) any time during the Plan Year.
     2. Triplex Participants may elect to have their interest in the Transferred Assets distributed in installments as follows:
On a monthly, quarterly or annual basis, over a period of not more than the Triplex Participant’s assumed life expectancy (or the Triplex Participant and his/her beneficiary’s assumed life expectancies).
     3. Death benefit payments made to a Triplex Participant’s beneficiary (attributable to Transferred Assets) may be elected to be distributed in installments as follows:
On a monthly, quarterly or annual basis, over a period of not more than the Triplex Participant beneficiary’s assumed life expectancy.
     4. Triplex Participants may elect an in-service distribution from their interest in Transferred Assets representing profit-sharing and/or matching contributions on:
The later of age 65 or the 5th anniversary of the first day of the Plan Year in which the Triplex Participant commenced participation under the Triplex Plan (normal retirement age), or
The later of age 55 or the 5th anniversary of the first day of the Plan Year in which the Triplex Participant commenced participation under the Triplex Plan (early retirement age).
     5. Triplex Participant loans currently in effect shall be covered under the terms of existing loan documents. Loans requested on or after May 1, 2004, will be controlled by the terms of the infoUSA Plan and its policies and procedures.

     6. For the purposes of determining service for eligibility and vesting, the Administrator of the infoUSA Plan shall recognize service earned with Triplex Direct Marketing Corporation for any person who was a participant in the Triplex Plan immediately prior to the merger with the infoUSA plan.
     7. Triplex Participants who satisfied the eligibility requirements under the Triplex Plan as of May 1, 2004, will continue to have their vesting schedule controlled by the Triplex Plan with respect to matching contributions and employer nonelective contributions as follows:
Vesting Schedule

Years of Service	Vested Percentage
Less than 1	0%
1	25%
2	50%
3	75%
4 or more	100%
     All Triplex Participants shall be 100% vested at all times in their deferral contributions, qualified nonelective contributions, qualified matching contributions and Rollover Funds.
     All other employees of Triplex Direct Marketing Corporation that did not satisfy eligibility requirements under the Triplex Plan as of May 1, 2004, will have their vesting schedule controlled by the terms of the infoUSA Plan.

B-2

APPENDIX C
infoUSA 401(k) PLAN
PROTECTED BENEFITS OF
EMPLOYEES OF ONESOURCE RETIREMENT SAVINGS PLAN
     Effective as of January 1, 2005 or as soon as administratively practicable thereafter, assets from the OneSource Retirement Savings Plan (the “OneSource Plan”) attributable to certain employees of OneSource Information Services, Inc. (“OneSource Participants”) shall be transferred to the infoUSA, Inc. 401(k) Plan (the “infoUSA Plan”). The transferred assets and earnings on the assets (the “Transferred Assets”) shall be subject to the terms and provisions of the infoUSA Plan, with the following exceptions:
     1. The OneSource Participants may elect to withdraw their interests in the Transferred Assets attributable to amounts rolled over to the OneSource Plan from another qualified retirement plan or conduit individual retirement account (“Rollover Funds”) any time during the Plan Year.
     2. OneSource Participants may elect to have their interests in the Transferred Assets distributed in installments, on an annual basis over a period of:
     a. Not more than the OneSource Participant’s assumed life expectancy;
     b. The life of the OneSource Participant and a designated beneficiary;
     c. A period certain not extending beyond the life expectancy of the OneSource Participant; or
     d. A period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.
     3. Death benefit payments made to a OneSource Participant’s beneficiary (attributable to Transferred Assets) may be elected to be distributed in installments on an annual basis, over a period of not more than the OneSource Participant’s beneficiary’s assumed life expectancy.
     4. Death benefit payments made to a OneSource Participant’s child shall be treated as if payment made to the surviving spouse if the amount later becomes payable to the surviving spouse when the child reaches the age of majority.
     5. OneSource Participants who have not attained age 59 1/2 may elect an in-service distribution from their interests in Transferred Assets representing profit-sharing and/or matching contributions but not including elective deferrals, qualified nonelective contributions and qualified matching contributions subject to the following restrictions:

     a. After the fifth anniversary in which the OneSource Participant commenced participation under the OneSource Plan, such OneSource Participant may withdraw up to the entire vested account balance; or
     b. Participants with less than five years of participation in the OneSource Plan may withdraw only up to the amount which has been in the OneSource Participant’s account for at least two full plan years as measured from the date such contributions were allocated.
     6. OneSource Participant loans currently in effect shall be covered under the terms of existing loan documents. Loans requested on or after January 1, 2005 will be controlled by the terms of the infoUSA Plan and its policies and procedures.
     7. For the purposes of determining service for eligibility and vesting, the Administrator of the infoUSA Plan shall recognize service earned with OneSource Information Services, Inc. for any person who was a participant in the OneSource Plan immediately prior to the merger with the infoUSA Plan. OneSource Participants shall also be credited with service with their predecessor employer, Corporate Technology Information Services, Inc.
     8. OneSource Participants who satisfied the eligibility requirements under the OneSource Plan as of January 1, 2005 will continue to have their vesting schedules controlled by the OneSource Plan with respect to matching contributions and employer nonelective contributions as follows:
Vesting Schedule

Years of Service	Vested Percentage

Less than 1	0%
1	50
2	75
3 or more	100
     All OneSource Participants shall be 100% vested at all times in their deferral contributions, qualified nonelective contributions, qualified matching contributions and Rollover Funds.
     All other employees of OneSource Information Services, Inc. who did not satisfy eligibility requirements under the OneSource Plan as of January 1, 2005 will have their vesting schedules controlled by the terms of the infoUSA Plan.

C-2

APPENDIX D
infoUSA 401(k) PLAN
PROTECTED BENEFITS OF
EMPLOYEES OF MILLARD GROUP, INC.
     Effective as of December 30, 2005, or as soon as administratively practicable thereafter, assets from the Millard Group, Inc. Profit Sharing 401(k) Plan (the “Millard Plan”) attributable to certain employees of Millard Group, Inc. (the “Millard Participants”) shall be transferred to the infoUSA 401(k) Plan (the “infoUSA Plan”).
     The transferred assets and earnings on the assets (the “Transferred Assets”) shall be subject to the terms and provisions of the infoUSA Plan, with the following exceptions:
     1. The Millard Participants may participate in the infoUSA Plan regardless of their age or eligibility service; provided, however, any employee hired by the Millard Group, Inc. on or after December 31, 2005, shall satisfy the terms of the infoUSA Plan prior to participation therein.
     2. Millard Participants’ loans currently in effect shall be covered under the terms of existing loan documents. Loans requested on or after December 31, 2005 will be controlled by the terms of the infoUSA Plan and its policies and procedures.
     3. For the purposes of determining service for eligibility and vesting, the Administrator of the infoUSA Plan shall recognize service earned with Millard Group, Inc. for any person who was a participant in the Millard Plan immediately prior to its merger with the infoUSA Plan.
     4. Millard Participants who satisfied the eligibility requirements under the Millard Plan as of December 30, 2005 will become fully vested in their accounts under the Millard Plan as of December 30, 2005. Employees of Millard who did not satisfy eligibility requirements under the Millard Plan as of December 30, 2005 will have their vesting schedules controlled by the terms of the infoUSA Plan.
     5. Millard Participants may elect to have their interests in the Transferred Assets distributed in installments over a period certain not to extend beyond the life expectancy of the Millard Participant or the joint lift expectancy of the Millard Participant and his or her designated beneficiary.
     6. If a Millard Participant has started to receive benefits under the Millard Plan in the form of installments, the Millard Participant’s designated beneficiary will receive his or her benefits in the form of installments unless such beneficiary elects to receive his or her benefits in the form of a lump sum.

AMENDMENT ONE
infoUSA 401(k) PLAN
FINAL SECTION 415 REGULATIONS
     WHEREAS, the infoUSA 401(k) Plan (the “Plan”) was restated effective January 1, 2007; and
     WHEREAS, Section 11.01 of the Plan, Amendment or Restatement, permits infoUSA, Inc. (the “Company”) to amend the Plan; and
     WHEREAS, the Company wishes to amend the Plan to reflect the final regulations under Code section 415 (the “Final Regulations”); and
     WHEREAS, this amendment is intended to constitute good-faith compliance with the Final Regulations, is intended to be construed in a manner consistent with the Final Regulations, and the provisions of this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment and the Final Regulations;
     NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2008, except where otherwise indicated, as follows:
     1. The definition of “Compensation,” subsection (iii) “Additional Rules,” is amended by adding the following paragraph (D):
     (D) Post Severance Compensation. Compensation shall not include any post-severance compensation unless such payment would have been paid to the employee prior to severance of employment if the employee had continued employment with the Employer. Post-severance compensation means amounts paid by the later of: (1) 2 1/2 months after an employee’s severance from employment with the Employer, or (2) the end of the limitation year that includes the date of severance from employment with the Employer; and those amounts would have been included in the definition of Compensation if they were paid prior to the employee’s severance from employment with the Employer. However, the payment must be for (a) unused accrued bona fide sick, vacation, or other leave, but only if the employee would have been able to use the leave if the employee had continued in employment; or (b) received by an employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the employee at the same time if the employee had continued in employment with the employer and only to the extent that the payment in includible in the employee’s gross income.
     2. Section 3.02, “Elective Contributions,” subparagraph (f), “Return of Excess Elective Contributions,” is hereby amended by restating the second paragraph of the subsection as follows:

     Effective for taxable years beginning after December 31, 2006 (excesses distributed after December 31, 2007), any refunds of Elective Contributions that exceed the dollar limitation contained in Code Section 402(g) shall be adjusted for income or loss up to the date of distribution. The income/loss allocable to excess deferrals is equal to the sum of the allocable gain or loss for the Plan Year and, to the extent that such excess deferrals would otherwise be credited with gain or loss for the gap period (i.e., the period after the close of the Plan Year and prior to the distribution) if the total account were to be distributed, the allocable gain or loss during that period. The Administrator may use any reasonable method for computing the income allocable to excess deferrals, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined on a date that is no more than seven days before the actual distribution. In addition, the Administrator may allocate income in any manner permitted under applicable treasury regulations.
     3. Section 5.01, “Maximum Limits on Allocations,” subparagraph (a), “Annual Addition Limitation,” is hereby restated to read as follows:
     (a) Annual Addition Limitation. Except to the extent permitted in Section 3.03, the annual addition to a Participant’s Account for any limitation year shall not exceed the lesser of 100% of the Compensation (within the meaning of Section 415(c)(3) of the Code) paid or made available to the Participant in such year or $40,000 (as adjusted under Code Section 415(d)). If the amount the Employer otherwise would contribute to the Participant’s Account would cause the annual additions for the limitation year to exceed the limitation set forth in this Section, the Employer may reduce the amount of its contribution so the annual additions for the limitation year will equal the permissible amount.
     4. Section 5.01, “Maximum Limit on Allocations,” subparagraph (c), “Compensation,” is hereby amended to add the following paragraph:
     Compensation shall not include any post-severance compensation unless such payment would have been paid to the employee prior to severance of employment if the employee had continued employment with the Employer. Post-severance compensation means amounts paid by the later of: (1) 2 1/2 months after an employee’s severance from employment with the Employer, or (2) the end of the limitation year that includes the date of severance from employment with the Employer; and those amounts would have been included in the definition of Compensation if they were paid prior to the employee’s severance from employment with the Employer. However, the payment must be for (A) unused accrued bona fide sick, vacation, or other leave, but only if the employee would have been able to use the leave if the employee had continued in employment; or (B) received by an employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the employee at the same time if the employee had continued in employment with the employer and only to the extent that the payment in includible in the employee’s gross income.

     5. Section 5.01, “Maximum Limits on Allocations,” subparagraph (e), “Treatment of Excess Amounts” is hereby restated to read as follows:
     (e) Correction of Excess Amount and other Rules.
     In addition to the above, the following applies:
     (i) Any correction methods for excess annual additions that were allowed pursuant to the prior version of Treas. Reg. 1.415-6(b)(6) shall not apply. However, the Plan may be eligible for self-correction under Rev. Proc. 2006-27, 2006-22 I.R.B. 945 and any superseding guidance.
     (ii) Restorative payments allocated to a Participant’s Account, which include payments made to restore losses to the Plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated Participants are similarly treated, shall not give rise to an annual addition for any limitation year.
     (iii) The Plan’s definition of Section 415(c) compensation in this Section for a limitation year that is used for purposes of Code Section 415 may not reflect Compensation for a limitation year greater than the limit under Code Section 401(a)(17) that applies to that limitation year.
     (iv) To the extent the Plan uses a definition of Section 415(c) compensation under prior regulations that included only those items specified in Treas. Reg. Section 1.415-2(d)(2)(i) and excluding all of those items listed in Treas. Reg. Section 1.415-2(d)(3), the definition shall be revised to indicate that Section 415(c) compensation for such purposes means all items of remuneration described in Treas. Reg. 1.415(c)-2(b), and excluding the items of remuneration described in Treas. Reg. 1.415(c)-2(c).
     (v) Post year-end compensation shall be included in Section 415(c) compensation. “Post year-end compensation” means amounts earned during a limitation year but not paid during that limitation year solely because of the timing of pay periods and pay dates if: (A) these amounts are paid during the first few weeks of the next limitation year; (B) the amounts are included on a uniform and consistent basis with respect to all similarly situated employees; and (C) no Compensation is included in more than one limitation year.
     (vi) Section 415(c) compensation shall include other Compensation paid by the later of: (A) 2 1/2 months after an employee’s severance from employment with the Employer maintaining the Plan or (B) the end of the limitation year that includes the date of the employee’s severance from employment with the Employer maintaining the Plan if: the payment is regular Compensation for services during the employee’s regular working hours, or Compensation for services outside the employee’s regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and the payment would have been paid to the employee prior to a severance from employment if the employee had continued in employment with the Employer.
     The exclusions from Section 415(c) compensation for payments after severance from employment do not apply to payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.
     The foregoing amendment was adopted this 30th day of October, 2008.

infoUSA, Inc.
/s/ Fred Vakili
Fred Vakili
Chief Administrative Officer